Exhibit 10.5

Dell Inc.
401(k) Plan

As Amended and Restated
Effective January 1, 2003

Dell Inc.
401(k) Plan

W I T N E S S E T H:

     WHEREAS, Dell Inc. (the “Company”) has heretofore adopted and maintains the Dell Inc. 401(k) Plan (the “Plan”) for the benefit of eligible employees of the Company and participating affiliates; and

     WHEREAS, the Company desires to restate the Plan and to amend the Plan in several respects, intending thereby to provide an uninterrupted and continuing program of benefits;

     NOW THEREFORE, the Plan is hereby restated in its entirety as follows with no interruption in time, effective as of January 1, 2003, except as otherwise indicated herein:

i

(continued)

(continued)

(continued)

I.
DEFINITIONS AND CONSTRUCTION

1.1	Definitions. Where the following words and phrases appear capitalized in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary.

(a)	Account(s): Accounts means accounts or records maintained by the administrator or its agent indicating the monetary value of the total interest in the Trust Fund of each Participant, each former Participant, and each beneficiary. The types of individual accounts under this Plan are:

(1)	Salary Reduction Contribution Account;

(2)	Employer Contribution Account; and

(3)	Rollover Contribution Account.

(b)	Benefit Commencement Date: With respect to each Participant or beneficiary, the first day of the first period for which such Participant’s or beneficiary’s benefit is payable to him from the Trust Fund, determined in accordance with Section 8.2.

(c)	Bonus: For periods on or before January 1, 2004, Bonus means the amount paid to an IBP Participant pursuant to the Company’s Annual Incentive Bonus Plan. All other bonus payments, if any, including “sign-on bonuses,” “on the spot awards,” and other customized bonus programs shall not be considered a Bonus under the Plan and will be included in that Participant’s Considered Compensation.

(d)	Code: The Internal Revenue Code of 1986, as amended.

(e)	Committee: The administrative committee appointed by the Directors to administer the Plan.

(f)	Company: Dell Inc.

(g)	Company Stock: The common stock of Dell Inc.

(h)	Compensation: A Participant’s Compensation for a Limitation Year shall include all the items in Section 1.1(h)(1) below, exclude all the items in Section 1.1(h)(2) below, and shall be subject to the limitation provided in Section 1.1(h)(3) below.

(1)	All of the following items shall be included:

(i)	The total of all wages, salaries, fees for professional services, and other amounts received by a Participant in cash or in kind for services actually rendered in the course of employment with the

Employer while a Participant and an Employee to the extent such amounts are includable in gross income (but determined without regard to the exclusions from gross income under Code Sections 931 and 933);

(ii)	In the case of a Participant who is an employee within the meaning of Code Section 401(c)(1) and the Treasury regulations thereunder, the Employee’s earned income (as described in Code Section 401(c)(2) and the Treasury regulations thereunder) determined without regard to the exclusions from gross income under Code Sections 931 and 933;

(iii)	Foreign earned income (as defined in Code Section 911(b)) whether or not excludable from gross income;

(iv)	Amounts described in Code Sections 104(a)(3), 105(a), and 105(h), but only to the extent these amounts are includable in the gross income of the Participant;

(v)	The value of a non-qualified stock option granted to the Participant by the Employer, but only to the extent that the value of the option is includable in the gross income of the Participant for the taxable year in which it is granted;

(vi)	The amount includable in the gross income of the Participant upon making an election described in section 83(b);

(vii)	Elective contributions made on a Participant’s behalf by the Employer that are not includable in income under Code Sections 125, 402(e)(3), 402(h), 403(b), or 457;

(viii)	Any amounts that are not includable in the gross income of a Participant under a salary reduction agreement by reason of the application of Code Section 132(f);

(ix)	On the spot awards; and

(i)	Noncash awards such as gifts and trips.

(2)	All of the following items shall be excluded to the extent they would otherwise be included under Section 1.1(i)(1):

(i)	Reimbursements and other expense allowances;

(ii)	Cash and noncash fringe benefits;

(iii)	Moving expenses;

(iv)	Deferred compensation under any plan or program other than as specifically included in Section 1.1(h)(1)(vii);

(v)	Welfare benefits;

(vi)	Employer contributions to or payments from this or any other deferred compensation program, whether such program is qualified under Code Section 401(a) or nonqualified;

(vii)	Amounts realized from the exercise of a stock option that is not an incentive stock option within the meaning of Code Section 422;

(viii)	Amounts realized at the time restricted stock or property is freely transferable or no longer subject to a substantial risk of forfeiture in accordance with Code Section 83;

(ix)	Amounts realized from the sale, exchange, disqualifying disposition or other disposition of stock acquired under an incentive stock option;

(x)	Any other amounts that receive special tax benefits under the Code, such as premiums for group life insurance (but only to the extent such premiums are not includable in the gross income of the Participant);

(xi)	On the spot awards; and

(ii)	Noncash awards such as gifts and trips.

(3)	The Compensation of any Participant taken into account for purposes of the Plan shall be limited to $200,000 for any Plan Year with such limitation to be:

(i)	Adjusted automatically to reflect any amendments to Code Section 401(a)(17) and any cost-of-living increases authorized by Code Section 401(a)(17); and

(ii)	Prorated for a Plan Year of less than twelve months and to the extent otherwise required by applicable law.

(4)	For purposes of this Section, amounts under Code Section 125 include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Code Section 125 only if the Employer does not collect information regarding the Participant’s other health coverage as part of the enrollment process of its group health plan.

(i)	Considered Compensation: A Participant’s Considered Compensation for a Limitation Year shall be equal to his Compensation (as defined above). For the 2003 Plan Year, a Participant’s Considered Compensation for a Limitation Year shall include his Compensation (as defined above) reduced by any Bonus paid to the Participant. Any bonus payments made to a Participant that is not an IBP Participant shall be included in that Participant’s Considered Compensation.

(j)	Controlled Entity: Each entity that is a member of a controlled group of corporations (within the meaning of Code Sections 414(b) and 414(c)) or an affiliated service group (within the meaning of Code Sections 414(m) or 414(o)) of which the Employer is a member.

(k)	Direct Rollover: A payment by the Plan to an Eligible Retirement Plan designated by a Distributee.

(l)	Directors: The Board of Directors of the Company.

(m)	Distributee: Each (i) Participant entitled to an Eligible Rollover Distribution, (ii) Participant’s surviving spouse with respect to the interest of such surviving spouse in an Eligible Rollover Distribution, and (iii) individual who is an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), with regard to the interest of such former spouse in an Eligible Rollover Distribution.

(n)	Effective Date: January 1, 2003, as to this restatement of the Plan, except (i) as otherwise indicated in specific provisions of the Plan, or (ii) where provisions of the Plan are required to have an earlier effective date by applicable statute or regulation such provision shall be effective as of the required effective date. The original effective date of the Plan was June 1, 1989.

(o)	Eligible Employee: Any Employee eligible to participate in the Plan in accordance with Section 2.1.

(p)	Eligible Retirement Plan: (i) With respect to a Distributee other than a surviving spouse, an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified plan described in Code Section 401(a), which under its provisions does, and under applicable law may, accept such Distributee’s Eligible Rollover Distribution, and (ii) with respect to a Distributee who is a surviving spouse, an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b).

(q)	Eligible Rollover Distribution: With respect to a Distributee, any distribution of all or part of the Accounts of a Participant other than (i) a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary or for a specified period of ten years or more, (ii) a distribution to the extent such distribution is required under Code Section 401(a)(9), (iii) the portion of a distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), (iv) a loan treated as a distribution under Code Section 72(p) and not excepted by Code Section 72(p)(2), (v) a loan in default that is a deemed distribution, (vi) any corrective distribution provided in Section 3.6 and Subsection 4.6(b), and (vii) any other distribution so designated by the Internal Revenue Service in revenue rulings, notices, and other guidance of general applicability. Further, a distribution pursuant to Section 6.2 from the Salary Reduction Account of a Participant who has not attained age 591/2 shall not constitute an Eligible Rollover Distribution.

(r)	Employee: Each individual employed by an Employer (including Leased Employees).

(s)	Employer: The Company and each entity that has been designated to participate in the Plan pursuant to the provisions of Article XV.

(t)	Employer Contribution Account: An individual account for each Participant, which is credited with the sum of: (i) any Employer Matching Contributions made on such Participant’s behalf pursuant to Section 3.2; (ii) any Employer Retirement Savings Contributions made on such Participant’s behalf pursuant to Section 3.3; and (iii) any Employer Fail Safe Contributions made on such Participant’s behalf pursuant to Section 3.4 to satisfy the restrictions set forth in Subsection 3.2(c). The administrator or any record keeper retained by the administrator shall create such sub-accounts to the Participant’s Employer Contribution Account as are necessary to separately account for each of the Employer Contributions described above and in Section 1.1(u).

(u)	Employer Contributions: The total of (i) Employer Matching Contributions, (ii) Employer Retirement Savings Contributions, and (iii) Employer Fail Safe Contributions.

(v)	Employer Matching Contributions: Contributions made to the Plan by the Employer pursuant to Section 3.2.

(w)	Employer Retirement Savings Contributions: Contributions made to the Plan by the Employer pursuant to Section 3.3.

(x)	Employer Fail Safe Contributions: Contributions made to the Plan by the Employer pursuant to Section 3.4.

(y)	Employment Commencement Date: The date on which an individual first performs an Hour of Service.

(z)	ERISA: The Employee Retirement Income Security Act of 1974, as amended.

(aa)	Highly Compensated Employee: Each Employee who performs services during the Plan Year for which the determination of who is highly compensated is being made (the “Determination Year”) and who:

(1)	Is a five-percent owner of the Employer (within the meaning of Code Section 416(i)(1)(A)(iii)) at any time during the Determination Year or the twelve-month period immediately preceding the Determination Year (the “Look-Back Year”); or

(2)	During the Determination Year or the Look-Back Year received Compensation (within the meaning of Code Section 414(q)(4)), in excess of $80,000 (with such amount to be adjusted automatically to reflect any cost-of-living adjustments authorized by Code Section 414(q)(1)).

For purposes of the preceding sentence, (i) all employers aggregated with the Employer under Code Section 414(b), (c), (m), or (o) shall be treated as a single employer and (ii) a former Employee who had a separation year (generally, the Determination Year such Employee separates from service) prior to the Determination Year and who was an active Highly Compensated Employee for either such separation year or any Determination Year ending on or after such Employee’s fifty-fifth birthday shall be deemed to be a Highly Compensated Employee. To the extent that the provisions of this Paragraph are inconsistent or conflict with the definition of a “highly compensated employee” set forth in Code Section 414(q) and the Treasury regulations thereunder, the relevant terms and provisions of Code Section 414(q) and the Treasury regulations thereunder shall govern and control. Notwithstanding the above, the Company may apply the top paid group election permitted by Code Section 414(q).

(bb)	Hour of Service: Each hour for which an individual is directly or indirectly paid, or entitled to payment, by the Employer or a Controlled Entity for the performance of duties.

(cc)	IBP Participant: IBP Participant means any employee that is participating in the Company’s Annual Incentive Bonus Plan and is assigned an employment classification of D3 or higher, as determined by the Company.

(dd)	Investment Fund: Investment funds made available from time to time by the Committee for the investment of Plan assets as described in Article V.

(ee)	Leased Employee: Each person who is not an employee of the Employer or a Controlled Entity but who performs services for the Employer or a Controlled Entity pursuant to an agreement (oral or written) between the Employer or a Controlled Entity and any leasing organization, provided that such person has performed such services for the Employer or a Controlled Entity or for related persons (within the meaning of Code Section 144(a)(3)) on a substantially full-time basis for a period of at least one year and such services are performed under primary direction or control by the Employer or a Controlled Entity.

(ff)	Limitation Year: The Limitation Year is equal to the Plan Year.

(gg)	Normal Retirement Date: The date a Participant attains the age of sixty-five.

(hh)	Participant: Each individual who (i) has met the eligibility requirements for participation in the Plan pursuant to Article II or (ii) has made a Rollover Contribution in accordance with Section 3.7, but only to the extent provided in Section 3.7.

(ii)	Period of Service: Each period of an individual’s Service commencing on his Employment Commencement Date or Reemployment Commencement Date, if applicable, and ending on a Severance from Service Date. Notwithstanding the foregoing:

(1)	A period during which an individual is absent from Service by reason of the individual’s pregnancy, the birth of a child of the individual, the placement of a child with the individual in connection with the adoption of such child by the individual, or for the purposes of caring for such child for the period immediately following such birth or placement shall not constitute a Period of Service between the first and second anniversary of the first date of such absence or during any subsequent period.

(2)	A Period of Service shall also include any period required to be credited as a Period of Service by federal law, but only under the conditions and to the extent so required by such federal law.

(3)	If an individual terminates his Service (at a time other than during a leave of absence) and subsequently resumes his Service, if his Reemployment Commencement Date is within twelve months of his Severance from Service Date, such Period of Severance shall be treated as a Period of Service.

(4)	If an individual terminates his Service during a leave of absence and subsequently resumes his Service, if his Reemployment Commencement Date is within twelve months of the beginning of such leave of absence, such Period of Severance shall be treated as a Period of Service.

(5)	The Committee, in its discretion, may credit an individual with Period(s) of Service for “pre-participation service” (within the meaning of Treasury Regulation Section 1.401(a)(4)-11(d)(3)(ii)(A)), but only if (i) such pre-participation service would not otherwise be credited as a Period of Service and (ii) such crediting of Period(s) of Service (A) has a legitimate business reason, (B) does not by design or operation discriminate significantly in favor of Highly Compensated Employees, and (C) is applied to all similarly situated employees. Moreover, the Committee, in its discretion, may credit an individual with Period(s) of Service for “imputed service” (within the meaning of Treasury regulation § 1.401(a)(4)-11(d)(3)(ii)(B)), but only if (i) such imputed service would not otherwise be credited as a Period of Service, (ii) such crediting of Period(s) of Service (A) has a legitimate business reason, (B) does not by design or operation discriminate significantly in favor of Highly Compensated Employees, and (C) is applied to all similarly situated employees, and (iii) the individual has not permanently ceased to perform services as an employee of the Employer or a Controlled Entity, provided that clause (iii) of this sentence shall not apply if (A) the individual is not performing services for the Employer or a Controlled Entity because of a disability, (B) the individual is performing services for another employer under an arrangement that provides some ongoing business benefit to the Employer or a Controlled Entity, or (C) for purposes of vesting and accrual, the individual is performing service for another employer which is being treated under the Plan as actual service with the Employer or a Controlled Entity.

(6)	In the event that the Plan constitutes a plan of a predecessor employer within the meaning of Code Section 414(a), service for such predecessor employer shall be treated as a Period of Service to the extent required by Code Section 414(a).

(7)	An individual’s Period of Service shall include any period of employment by such individual with Dell Financial Services, L.P.; provided, however, that this provision shall apply solely to an individual who becomes an Employee immediately following the date of his or her termination of employment with Dell Financial Services, L.P.

(jj)	Period of Severance: Each period of time commencing on an individual’s Severance from Service Date and ending on a Reemployment Commencement Date.

(kk)	Plan: The Dell Inc. 401(k) Plan, as amended from time to time.

(ll)	Plan Year: The twelve-consecutive month period commencing January 1 of each year.

(mm)	Reemployment Commencement Date: The first date on which an individual performs an Hour of Service following a Severance from Service Date.

(nn)	Rollover Contribution Account: An individual account for an Eligible Employee, which is credited with the Rollover Contributions of such Employee.

(oo)	Rollover Contributions: Contributions made by an Eligible Employee pursuant to Section 3.7.

(pp)	Salary Reduction Contribution Account: An individual account for each Participant, which is credited with any Salary Reduction Contributions made by the Employer on such Participant’s behalf and any Employer Fail Safe

Contributions made on such Participant’s behalf pursuant to Section 3.4 to satisfy the restrictions set forth in Subsection 3.1(e).

(qq)	Salary Reduction Contributions: Contributions made to the Plan by the Employer on a Participant’s behalf in accordance with the Participant’s elections to defer Considered Compensation or Bonus under the Plan’s qualified cash or deferred arrangement as described in Section 3.1.

(rr)	Service: The period of an individual’s employment with the Employer or a Controlled Entity (but only for periods of employment while the entity is a Controlled Entity).

(ss)	Severance from Service Date: The first date on which an individual terminates his Service following his Employment Commencement Date or Reemployment Commencement Date, if applicable. Notwithstanding the foregoing, the Severance from Service Date of an individual who is absent from Service by reason of pregnancy, the birth of a child, the placement of a child with the individual in connection with the adoption of such child by the individual, or for purposes of caring for such child for the period immediately following such birth or placement shall be the second anniversary of the first date of such absence. The Severance from Service Date of an individual who is absent from Service due to an authorized leave of absence and who does not recommence Service at the end of such leave of absence shall be the first date on which the leave of absence commenced.

(tt)	Trust: The trust(s) established under the Trust Agreement(s) to hold and invest contributions made under the Plan and income thereon, and from which Plan benefits are distributed.

(uu)	Trust Agreement: The agreement(s) entered into between the Company and the Trustee establishing the Trust, as such agreement(s) may be amended from time to time.

(vv)	Trust Fund: The funds and properties held pursuant to the provisions of the Trust Agreement for the use and benefit of the Participants, together with all income, profits, and increments thereto.

(ww)	Trustee: The trustee or trustees qualified and acting under the Trust Agreement at any time.

(xx)	Valuation Date: Each day that the New York Stock Exchange is open for business.

(yy)	Vested Interest: The percentage of a Participant’s Accounts that, pursuant to the Plan, is nonforfeitable.

(zz)	Vesting Service: The measure of service used in determining a Participant’s Vested Interest as determined in accordance with Section 7.4.

1.2	Number and Gender. Wherever appropriate herein, words used in the singular shall be considered to include the plural, and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

1.3	Headings. The headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.

1.4	Construction. It is intended that the Plan be qualified within the meaning of Code Section 401(a) and that the Trust be tax exempt under Code Section 501(a), and all provisions herein shall be construed in accordance with such intent.

1.5	Profit Sharing Plan. The Plan is intended to qualify as a profit sharing plan for purposes of Code Sections 401(a), 402, 412, and 417. Contributions to this Plan are not dependent on profits by an Employer.

* * * * *

II.
PARTICIPATION

2.1	Participation.

(a)	Each Eligible Employee shall be eligible to become a Participant in the Plan upon the date coincident with such Eligible Employee’s Employment Commencement Date.

(b)	Notwithstanding Subsection 2.1(a), an Eligible Employee who was a Participant in the Plan on the day prior to the Effective Date shall remain a Participant in this restatement thereof as of the Effective Date.

(c)	The following groups of Employees are not eligible to participate in the Plan:

(1)	An Employee whose terms and conditions of employment are governed by a collective bargaining agreement, unless such agreement provides for his coverage under the Plan;

(2)	A nonresident alien who receives no earned income from an Employer that constitutes income from sources within the United States unless otherwise specifically covered by a participating entity pursuant to the provisions of Article XV;

(3)	An individual who is a Leased Employee or who would be a Leased Employee but for the fact that he has not performed services on a substantially full-time basis for a period of at least one year;

(4)	Any employee that is not included on the payroll records of the Company or a Controlled Entity as a common law employee or is otherwise classified or treated by an Employer as an independent contractor or other non-common law employee, and it is expressly intended that such individuals are to be excluded from Plan participation even if a court or administrative agency determines that such individuals are common law employees;

(5)	Any individual on the payroll of Spherion Corporation;

(6)	Effective July 31, 2003, any individual who is classified as a college or high school intern by the Company (including, but not limited to, individuals with job codes ADIN001, ADIN002, ADIN003), other than any individual who has submitted an election to make Salary Reduction Contributions to the Plan on or before July 31, 2003; or

(7)	Effective July 31, 2003, any individual who is classified as a security guard by the Company and who also is employed by a law enforcement agency or a security firm (other than any individual who has submitted an election to make Salary Reduction Contributions to the Plan on or before July 31, 2003).”

2.2	Automatic Enrollment. Each Eligible Employee shall automatically become a Participant upon the date on which he first becomes eligible under the provisions of Section 2.1.

2.3	Cessation of Participation.

(a)	Except as provided in Subsections 2.3(b) and 2.3(c), a Participant shall continue to be a Participant so long as (and only so long as) he maintains a balance in any of his Accounts.

(b)	A Participant who ceases to be an Eligible Employee but remains an Employee shall continue to be a Participant, but, on and after the date he ceases to be an Eligible Employee, he shall no longer be entitled to make deferrals hereunder or share in allocations of Employer Contributions unless and until he shall again become an Eligible Employee.

(c)	A Participant who ceases to be an Employee shall remain a Participant as long as he has any balance is his Accounts, but he shall not be entitled to actively participate in the Plan except as otherwise specifically provided herein.

2.4	Suspension of Participation Requirements. In the event that, after application of Section 3.3(b), the group of Employees covered by the Plan do not satisfy the ratio percentage test in accordance with Code Section 410(b), certain employees of Spherion Corporation who provide services to Dell (the “Spherion Employees”) shall be permitted to participate the Plan as described below. The participation requirements will be suspended, beginning first with the Spherion Employee(s) with the lowest Compensation during the Plan Year, and continuing to suspend in ascending order the participation requirements for each Spherion Employee with a higher level of Compensation, from the lowest to the highest Compensation level, until the Plan satisfies Code Section 410(b)(1). If two or more Spherion Employees have the same Compensation, the Plan will suspend the participation requirements for all such Spherion Employees, irrespective of whether the Plan can satisfy Code Section 410(b)(1) by accruing benefits for fewer than all such Spherion Employees. If the Plan suspends the participation requirements for a Spherion Employee, that Employee will share in the allocation of Employer contributions and Participant forfeitures, if any, in accordance with the following:

(a)	In addition to the Employer Retirement Savings Contribution provided for in Subsections 3.3(a) and (b), the Employer may make an Employer Retirement Savings Contribution to the Employer Retirement Savings Contribution sub-account of each Spherion Employee permitted to Participate in the Plan pursuant to Subsection 2.4 in accordance with Subsection 3.3(a);

(b)	In addition to the Employer Fail Safe Contribution provided for in Section 3.4, the Employer may make an additional Employer Fail Safe Contribution to the Employer Fail Safe Contribution sub-account of each Spherion Employee permitted to Participate in the Plan pursuant to Subsection 2.4 in an amount determined by multiplying the Employee’s Compensation by the “average deferral percentage” (as defined in Subsection 3.1(f)) of all other Participants in the Plan; and

(c)	In addition to the Employer Matching Contribution provided for in Section 3.2, the Employer may make an Employer Matching Contribution to the Employer Matching Contribution sub-account of each Spherion Employee permitted to Participate in the Plan pursuant to Section 2.4 of the Plan in an amount determined by multiplying the Employee’s Compensation by the “average contribution percentage” (as defined in Subsection 3.2(d)) of all other Participants in the Plan.

* * * * *

III.
CONTRIBUTIONS

3.1	Salary Reduction Contributions.

(a)	A Participant shall elect to defer an integral percentage from 0% to 25% (or such lesser percentage as may be prescribed from time to time by the Committee) of his Considered Compensation for a Plan Year by having the Employer contribute the amount so deferred to the Plan.

(b)	For the 2003 Plan Year, notwithstanding the preceding, an IBP Participant must make a separate election to defer an integral percentage from 0% to 25% (or such lesser percentage as may be prescribed from time to time by the Committee) of his Bonus, if any, by having the Employer contribute the amount so deferred to the Plan.

(c)	A Participant’s election to defer an amount of his Considered Compensation and Bonus, if any, shall be made by authorizing his Employer, in the manner prescribed by the Committee, to reduce his Considered Compensation (and, for the 2003 Plan Year, Bonus, if any), in the elected amount, and the Employer, in consideration thereof, agrees to contribute an equal amount to the Plan. A Participant’s election made pursuant to this Subsection shall be implemented as soon as administratively practicable after such election is made.

A Participant’s Considered Compensation deferral election shall remain in force and effect for all periods following its implementation until modified in accordance with Subsection 3.1(c) or canceled in accordance with Subsection 3.1(d) or until such Participant ceases to be an Eligible Employee. For the 2003 Plan Year, a Participant’s Bonus deferral election shall remain in force and effect until the end of the Plan Year for which such election was made unless earlier modified in accordance with Subsection 3.1(c) or canceled in accordance with Subsection 3.1(d) or until such Participant ceases to be an Eligible Employee. The Company shall pay to a Participant any Considered Compensation and Bonus for a Plan Year not deferred under this Plan.

(d)	A Participant may change his deferral election percentage, effective as soon as administratively feasible by communicating such new deferral election percentage to his Employer in the manner and within the time period prescribed by the Committee. For the 2003 Plan Year, a Participant may change his deferral election percentage for his Bonus deferrals, effective as of the next following Bonus payment date, by communicating such new deferral election percentage to his Employer in the manner and within the time period prescribed by the Committee.

(e)	A Participant may cancel his deferral election effective as of the first day of any pay period by communicating such cancellation to his Employer in the manner and within the time period prescribed by the Committee. A Participant who so cancels his deferral election may resume deferrals, effective as of the first day of any subsequent pay period by communicating his new deferral election to his Employer in the manner and within the time period prescribed by the Committee.

For the 2003 Plan Year, a Participant may cancel his Bonus deferral election effective as of the next following Bonus payment date by communicating such cancellation to his Employer in the manner and within the time period prescribed by the Committee. A Participant who so cancels his Bonus deferral election may resume deferrals effective as of the next following Bonus payment date by communicating his new deferral election to his Employer in the manner and within the time period prescribed by the Committee.

(f)	In restriction of the Participants’ elections, the Salary Reduction Contributions and the elective deferrals (within the meaning of Code Section 402(g)(3)) under all other plans, contracts, and arrangements of the Employer on behalf of any Participant for any calendar year shall not exceed $12,000 (with such amount to be adjusted automatically to reflect any cost-of-living adjustments authorized by Code Section 402(g)(5)).

(g)	In further restriction of the Participants’ elections, it is specifically provided that one of the “actual deferral percentage” tests set forth in Code Section 401(k)(3) and the Treasury regulations thereunder must be met in each Plan Year with respect to which the Plan does not satisfy the alternative method of satisfying the nondiscrimination requirements as set forth in Code Section 401(k)(12). Such testing shall utilize the prior year testing method as such term is defined in Internal Revenue Service Notice 98-1. If multiple use of the alternative limitation (within the meaning of Code Section 401(m)(9) and Treasury regulation § 1.401(m)-2(b)) occurs during a Plan Year, such multiple use shall be corrected in accordance with the provisions of Treasury regulation § 1.401(m)-2(c); provided, however, that if such multiple use is not eliminated by making Employer Fail Safe Contributions, then the “actual contribution percentages” of all Highly Compensated Employees participating in the Plan shall be reduced, and the excess contributions distributed, in accordance with the provisions of Subsection 3.6(c) and applicable Treasury regulations, so that there is no such multiple use.

(h)	If the Committee determines that a reduction of the Considered Compensation (or, for the 2003 Plan Year, Bonus) deferral elections made pursuant to Subsection 3.1(a), 3.1(c), or 3.1(d) is necessary to ensure that the restrictions set forth in Subsection 3.1(e) or 3.1(f) are met for any Plan Year, the deferral elections made pursuant to Subsections 3.1(a), 3.1(c), and 3.1(d) of affected Participants may be reduced by the Committee on a temporary and prospective basis in such manner as the Committee shall determine.

(i)	As soon as administratively feasible following the end of each pay period (or, with regard to Bonus deferrals, the next Bonus payment date), but no later than the time required by applicable law, the Employer shall contribute to the Trust, as

Salary Reduction Contributions with respect to each Participant, an amount equal to the amount of Considered Compensation (or, if applicable, Bonus) deferred, pursuant to Subsection 3.1(a) (as adjusted pursuant to Subsection 3.1(g)), by such Participant during such period.

3.2	Employer Matching Contributions.

(a)	For each pay period, the Employer shall contribute to the Trust, as Employer Matching Contributions, an amount that equals 100% of the Salary Reduction Contributions that were made pursuant to Section 3.1 on behalf of each of the Participants during such pay period and that were not in excess of 3% of each such Participant’s Considered Compensation and Bonus, as applicable, for such pay period.

(b)	In addition to the Employer Matching Contributions made pursuant to Subsection 3.2(a), for each calendar quarter the Employer may in its discretion contribute to the Trust an additional Employer Matching Contribution on behalf of each Participant who is an Eligible Employee on the last day of each Plan Year. The additional Employer Matching Contribution made pursuant to this Subsection shall be an amount that equals the difference, if any, between (i) 100% of the total Salary Reduction Contributions made pursuant to Section 3.1 on behalf of each Participant for the Plan Year not in excess of 3% of each such Participant’s total Considered Compensation and Bonus for the Plan Year and (ii) the total Employer Matching Contributions made on behalf of such Participant for the Plan Year.

(c)	In restriction of the Employer Matching Contributions hereunder, it is specifically provided that one of the “actual contribution percentage” tests or alternative methods of satisfying such tests set forth in Code Section 401(m) and the Treasury regulations thereunder must be met in each Plan Year. Such testing shall utilize the prior year testing method as such term is defined in Internal Revenue Service Notice 98-1. The Committee may elect, in accordance with applicable Treasury regulations, to treat Salary Reduction Contributions to the Plan as Employer Matching Contributions for purposes of meeting this requirement.

3.3	Employer Retirement Savings Contributions.

(a)	For each Plan Year, the Employer in its discretion may contribute to the Trust an Employer Retirement Savings Contribution on behalf of each Participant who either (i) was employed by the Employer on the last day of such Plan Year or (ii) terminated employment with the Employer during such Plan Year on or after his Normal Retirement Date or by reason of death or total and permanent disability (as defined in Section 7.2) during such Plan Year. The Employer Retirement Savings Contribution made pursuant to this Subsection 3.3(a) shall equal a percentage (selected by and in the discretion of the Employer) of the

Compensation of each such eligible Participant for such Plan Year or any amount as determined by the Employer in its discretion.

(b)	For each Plan Year, the Employer in its discretion may contribute to the Trust an Employer Retirement Savings Contribution on behalf of certain Participants who are not Highly Compensated Employees for such Plan Year as described below. The Employer Retirement Savings Contribution made pursuant to this Subsection 3.3(b) shall equal an amount as determined by the Employer in its discretion. Any amounts contributed pursuant to this Subsection 3.3(b) shall be allocated in accordance with Subsection 4.2(c). The Employer Retirement Savings Contribution will be made by suspending the accrual requirements for Includable Employees who are Participants, beginning first with the Includable Employee(s) employed with the Employer on the last day of the Plan Year, then the Includable Employee(s) who have the latest Separation from Service during the Plan Year, and continuing to suspend in descending order the accrual requirements for each Includable Employee who incurred an earlier Separation from Service, from the latest to the earliest separation from service date, until the Plan satisfies the Code Section 410(b)(1) coverage test for the Plan Year. If two or more Includable Employees have a separation from service on the same day, the Committee will suspend the accrual requirements for all such Includable Employees, irrespective of whether the Plan can satisfy the Code Section 410(b)(1) coverage test by accruing benefits for fewer than all such Includable Employees. If the Plan suspends the accrual requirements for an Includable Employee, that Employee will share in the allocation of Employer contributions and Participant forfeitures, if any, without regard to the Service he has earned for the Plan Year and without regard to whether he is employed by the Employer on the last day of the Plan Year. This suspension of accrual requirements applies separately to the Code Section 401(m) portion of the Plan, and the Committee will treat an Employee as benefiting under that portion of the Plan if the Employee is an Eligible Employee for purposes of the Code Section 401(m) nondiscrimination test. “Includable Employees” are all Employees that are not Highly Compensated Employees other than: (a) those Employees excluded from participating in the Plan for the entire Plan Year by reason of the collective bargaining unit exclusion or the nonresident alien exclusion or by reason of the participation requirements Article II and (b) any Employee who incurs a separation from service during the Plan Year.

3.4	Employer Fail Safe Contributions.

(a)	In addition to the Employer Matching Contributions made pursuant to Section 3.2 and the Employer Retirement Savings Contribution made pursuant to Section 3.3, for each Plan Year the Employer in its discretion may contribute to the Trust as a “fail safe contribution” for such Plan Year the amounts necessary to cause the Plan to satisfy the restrictions set forth in Subsection 3.1(e) (with respect to certain restrictions on Salary Reduction Contributions) and Subsection 3.2(c) (with respect to certain restrictions on Employer Matching Contributions). Amounts contributed in order to satisfy the restrictions set forth in

Subsection 3.1(f) shall be considered “qualified matching contributions” (within the meaning of Treasury regulation § 1.401(k)-1(g)(13)) for purposes of such Subsection, and amounts contributed in order to satisfy the restrictions set forth in Subsection 3.2(c) shall be considered Employer Matching Contributions for purposes of the Plan. Any amounts contributed pursuant to this Section shall be allocated in accordance with Subsections 4.2(e) and 4.2(f).

3.5	Return of Contributions. Anything to the contrary herein notwithstanding, the Employer’s contributions to the Plan are contingent upon the deductibility of such contributions under Code Section 404. To the extent that a deduction for contributions is disallowed, such contributions shall, upon the written demand of the Employer, be returned to the Employer by the Trustee within one year after the date of disallowance, reduced by any net losses of the Trust Fund attributable thereto but not increased by any net earnings of the Trust Fund attributable thereto, which net earnings shall be treated as a forfeiture. Moreover, if Employer contributions are made under a mistake of fact, such contributions shall, upon the written demand of the Employer, be returned to the Employer by the Trustee within one year after the payment thereof, reduced by any net losses of the Trust Fund attributable thereto but not increased by any net earnings of the Trust Fund attributable thereto, which net earnings shall be treated as a forfeiture.

3.6	Disposition of Excess Deferrals and Excess Contributions.

(a)	Anything to the contrary herein notwithstanding, any (i) Salary Reduction Contributions to the Plan for a calendar year on behalf of a Participant in excess of the limitations set forth in Subsection 3.1(e) and (ii) “excess deferrals” from other plans that are allocated to the Plan by such Participant no later than March 1 of the next following calendar year within the meaning of, and pursuant to the provisions of, Code Section 402(g)(2) shall be distributed to such Participant not later than April 15 of the next following calendar year.

(b)	Anything to the contrary herein notwithstanding, if for any Plan Year the aggregate Salary Reduction Contributions made by the Employer on behalf of Highly Compensated Employees exceeds the maximum amount of Salary Reduction Contributions permitted on behalf of such Highly Compensated Employees pursuant to Subsection 3.1(f), such excess (determined by reducing Salary Reduction Contributions on behalf of Highly Compensated Employees in order of the highest dollar amounts contributed on behalf of such Highly Compensated Employees in accordance with Code Section 401(k)(8)(C) and the Treasury regulations thereunder) shall be distributed to the Highly Compensated Employees on whose behalf such excess was contributed before the end of the next following Plan Year.

(c)	Anything to the contrary herein notwithstanding, if, for any Plan Year, the aggregate Employer Matching Contributions allocated to the Accounts of Highly Compensated Employees exceeds the maximum amount of such Employer Matching Contributions permitted on behalf of such Highly Compensated Employees pursuant to Subsection 3.2(c), such excess (determined by reducing

Employer Matching Contributions made on behalf of Highly Compensated Employees in order of the highest dollar amounts contributed on behalf of such Highly Compensated Employees in accordance with Code Section 401(m)(6)(C) and Treasury regulations thereunder) shall be distributed to the Highly Compensated Employees on whose behalf such excess contributions were made (or, if such excess contributions are forfeitable, they shall be forfeited) before the end of the next following Plan Year.

(d)	In coordinating the disposition of excess deferrals and excess contributions pursuant to this Section, such excess deferrals and excess contributions shall be disposed of in the following order:

(1)	First, Salary Reduction Contributions that constitute excess deferrals described in Subsection 3.6(a) that are not considered in determining the amount of Employer Matching Contributions pursuant to Section 3.2 shall be distributed;

(2)	Next, excess Salary Reduction Contributions that constitute excess deferrals described in Subsection 3.6(a) that are considered in determining the amount of Employer Matching Contributions pursuant to Section 3.2 shall be distributed, and the Employer Matching Contributions with respect to such excess Salary Reduction Contributions shall be forfeited;

(3)	Next, excess Salary Reduction Contributions described in Subsection 3.6(b) that are not considered in determining the amount of Employer Matching Contributions pursuant to Section 3.2 shall be distributed;

(4)	Next, excess Salary Reduction Contributions described in Subsection 3.6(b) that are considered in determining the amount of Employer Matching Contributions pursuant to Section 3.2 shall be distributed, and the Employer Matching Contributions with respect to such excess Salary Reduction Contributions shall be forfeited; and

(5)	Finally, excess Employer Matching Contributions described in Subsection 3.6(c) shall be distributed (or, if forfeitable, forfeited).

(e)	Any distribution or forfeiture of excess deferrals or excess contributions pursuant to the provisions of this Section shall be adjusted for income or loss allocated thereto in the manner determined by the Committee in accordance with any method permissible under applicable Treasury regulations. Any forfeiture pursuant to the provisions of this Section shall be considered to have occurred on the date that is 21/2 months after the end of the Plan Year.

3.7	Rollover Contributions.

(a)	Qualified Rollover Contributions may be made to the Plan by any Eligible Employee of amounts received by such Eligible Employee from certain individual retirement accounts or annuities or from an employees’ trust described in Code Section 401(a), which is exempt from tax under Code Section 501(a), but only if any such Rollover Contribution is an “eligible rollover distribution” within the meaning of Code Section 402(f)(2)(A) and is made pursuant to and in accordance with applicable provisions of the Code and Treasury regulations promulgated thereunder. A Rollover Contribution of such eligible rollover distribution may be made to the Plan irrespective of whether such eligible rollover distribution was paid to the Eligible Employee or paid to the Plan as a “direct” Rollover Contribution. A direct Rollover Contribution to the Plan may be effectuated only by wire transfer directed to the Trustee or by issuance of a check made payable to the Trustee that is negotiable only by the Trustee and that identifies the Eligible Employee for whose benefit the Rollover Contribution is being made. Any Eligible Employee desiring to effect a Rollover Contribution to the Plan must execute and file with the Committee the form prescribed by the Committee for such purpose. The Committee may require as a condition to accepting any Rollover Contribution that such Eligible Employee furnish any evidence that the Committee in its discretion deems satisfactory to establish that the proposed Rollover Contribution is in fact eligible for rollover to the Plan and is made pursuant to and in accordance with applicable provisions of the Code and Treasury regulations. All Rollover Contributions to the Plan must be made in cash.

(b)	An Eligible Employee who has made a Rollover Contribution in accordance with this Section, but who has not otherwise become a Participant in the Plan in accordance with Article II, shall become a Participant coincident with such Rollover Contribution; provided, however, that such Participant shall not have a right to make deferrals or have Employer Contributions made on his behalf until he has otherwise satisfied the requirements imposed by Article II.

* * * * *

IV.
ALLOCATIONS AND LIMITATIONS

4.1	Suspended Amounts. All contributions, forfeitures, and the net income or net loss of the Trust Fund shall be held in suspense until allocated or applied as provided herein.

4.2	Allocation of Contributions to Accounts.

(a)	Salary Reduction Contributions made by the Employer on a Participant’s behalf pursuant to Section 3.1 shall be allocated to such Participant’s Salary Reduction Contribution Account.

(b)	The Employer Matching Contributions made pursuant to Subsections 3.2(a) and 3.2(b) shall be allocated to the Employer Contribution Accounts of the Participants for whom such contributions were made.

(c)	The Employer Retirement Savings Contribution, if any, made pursuant to Section 3.3 for a Plan Year shall be allocated to the Employer Contribution Accounts of the Participants eligible to receive an allocation of such contribution. The allocation to each such eligible Participant’s Employer Contribution Account shall be (i) in the case of the Employer Retirement Savings Contribution made pursuant to Subsection 3.3(a), the portion of such Employer Retirement Savings Contribution that is in the same proportion that such Participant’s Compensation for such Plan Year bears to the total of all such eligible Participants’ Compensation for such Plan Year and (ii) in the case of the Employer Retirement Savings Contribution made pursuant to Subsection 3.3(b), the amount of such Employer Retirement Savings Contribution made on behalf of such Participant in accordance with Subsection 3.3(b).

(d)	The Employer Fail Safe Contribution, if any, made pursuant to Section 3.4 for a Plan Year in order to satisfy the restrictions set forth in Subsection 3.1(f) shall be allocated to the Salary Reduction Contribution Accounts of Participants who (i) received an allocation of Salary Reduction Contributions for such Plan Year and (ii) were not Highly Compensated Employees for such Plan Year (with each such Participant individually hereinafter referred to as an “Eligible Participant” for purposes of this Subsection). Such allocation shall be made, first, to the Salary Reduction Contribution Account of the Eligible Participant who received the least amount of Compensation for such Plan Year until the limitation set forth in Section 4.6 has been reached as to such Eligible Participant, then to the Salary Reduction Contribution Account of the Eligible Participant who received the next smallest amount of Compensation for such Plan Year until the limitation set forth in Section 4.6 has been reached as to such Eligible Participant, and continuing in such manner until the Employer Fail Safe Contribution for such Plan Year has been completely allocated or the limitation set forth in Section 4.6 has been reached as to all Eligible Participants. Any remaining Employer Fail Safe

Contribution for such Plan Year shall be allocated among the Salary Reduction Contribution Accounts of all Participants who were Eligible Employees during such Plan Year, with the allocation to each such Participant’s Salary Reduction Contribution Account being the portion of such remaining Employer Fail Safe Contribution which is in the same proportion that such Participant’s Compensation for such Plan Year bears to the total of all such Participants’ Compensation for such Plan Year.

(e)	The Employer Fail Safe Contribution, if any, made pursuant to Section 3.4 for a Plan Year in order to satisfy the restrictions set forth in Subsection 3.2(c) shall be allocated to the Employer Contribution Accounts of Participants who (i) received an allocation of Employer Matching Contributions for such Plan Year and (ii) were not Highly Compensated Employees for such Plan Year (with each such Participant individually hereinafter referred to as an “Eligible Participant” for purposes of this Subsection). Such allocation shall be made, first, to the Employer Contribution Account of the Eligible Participant who received the least amount of Compensation for such Plan Year until the limitation set forth in Section 4.6 has been reached as to such Eligible Participant, then to the Employer Contribution Account of the Eligible Participant who received the next smallest amount of Compensation for such Plan Year until the limitation set forth in Section 4.6 has been reached as to such Eligible Participant, and continuing in such manner until the Employer Fail Safe Contribution for such Plan Year has been completely allocated or the limitation set forth in Section 4.6 has been reached as to all Eligible Participants. Any remaining Employer Fail Safe Contribution for such Plan Year shall be allocated among the Employer Contribution Accounts of all Participants who were Eligible Employees during such Plan Year, with the allocation to each such Participant’s Employer Contribution Account being the portion of such remaining Employer Fail Safe Contribution which is in the same proportion that such Participant’s Compensation for such Plan Year bears to the total of all such Participants’ Compensation for such Plan Year.

(f)	If an Employer Fail Safe Contribution is made in order to satisfy the restrictions set forth in both Subsection 3.1(f) and Subsection 3.2(c) for the same Plan Year, the Employer Fail Safe Contribution made in order to satisfy the restrictions set forth in Subsection 3.1(f) shall be allocated (pursuant to Subsection 4.2(f)) prior to allocating the Employer Fail Safe Contribution made in order to satisfy the restrictions set forth in Subsection 3.2(c) (pursuant to Subsection 4.2(f)). In determining the application of the limitations set forth in Section 4.6 to the allocations of Employer Fail Safe Contributions, all Annual Additions (as such term is defined in Section 4.6) to a Participant’s Accounts other than Employer Fail Safe Contributions shall be considered allocated prior to Employer Fail Safe Contributions.

4.3	Time of Allocation of Contributions. All contributions to the Plan shall be considered allocated to Participants’ Accounts when received by the Trustee, but no later than the last day of the Plan Year for which they were made, as determined pursuant to Article III, except that, for purposes of valuation of the Participants’ Accounts under Section 4.5, contributions shall be considered allocated to Participants’ Accounts only when received by the Trustee notwithstanding that this may be later than the last day of the Plan Year for which such contributions were made.

4.4	Application of Forfeitures. Any amounts that are forfeited under any provision hereof during a Plan Year shall be applied in the manner determined by the Committee to reduce Employer Contributions or to pay expenses incident to the administration of the Plan and Trust. Prior to such application, forfeited amounts shall be invested in the Investment Fund(s) designated from time to time by the Committee.

4.5	Valuation of Accounts. All amounts contributed to the Trust Fund shall be invested as soon as administratively feasible following their receipt by the Trustee, and the balance of each Account shall reflect the result of daily pricing of the assets in which such Account is invested from the time of receipt by the Trustee until the time of distribution. Such daily pricing shall include the valuation of assets of the Investment Funds in which each such Account is invested, the earnings and losses attributable to such Investment Fund allocable to each such Account, and the payment of any expenses or fees charged against each such Account. In the case of any contributions temporarily held in suspense pursuant to Section 4.1, any earnings (or losses) attributable to such contributions during such period of suspension shall be allocated to the Accounts of Participants receiving an allocation of such contributions under any reasonable allocation method determined by the Committee.

4.6	Code Section 415 Limitations and Corrections.

(a)	Contrary Plan provisions notwithstanding, in no event shall the Annual Additions credited to a Participant’s Accounts for any Limitation Year exceed the Maximum Annual Additions for such Participant for such year. For purposes of determining whether the Annual Additions under this Plan exceed the limitations herein provided, all defined contribution plans of the Employer are to be treated as one defined contribution plan. In addition, all defined contribution plans of Controlled Entities (as defined in Subsection 4.6(c)) shall be aggregated for this purpose.

(b)	If as a result of a reasonable error in estimating a Participant’s compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any individual under the limits of Code Section 415, or because of other limited facts and circumstances, the Annual Additions that would be credited to a Participant’s Accounts for a Limitation Year would nonetheless exceed the Maximum Annual Additions for such Participant for such year, the excess Annual Additions that, but for this Section, would have been allocated to such Participant’s Accounts shall be disposed of as follows:

(1)	First, any such excess Annual Additions in the form of Salary Reduction Contributions on behalf of such Participant that would not have been considered in determining the amount of Employer Matching Contributions pursuant to Section 3.2 shall be distributed to such Participant, adjusted for income or loss allocated thereto;

(2)	Next, any such excess Annual Additions in the form of Salary Reduction Contributions on behalf of such Participant that would have been considered in determining the amount of Employer Matching Contributions pursuant to Section 3.2 shall be distributed to such Participant, adjusted for income or loss allocated thereto, and the Employer Matching Contributions that would have been allocated to such Participant’s Accounts based upon such distributed Salary Reduction Contributions shall, to the extent such amounts would have otherwise been allocated to such Participant’s Accounts, be treated as a forfeiture;

(3)	Finally, any such excess Annual Additions in the form of Employer Retirement Savings Contributions shall, to the extent such amounts would otherwise have been allocated to such Participant’s Accounts, be treated as a forfeiture.

If the Annual Additions credited to a Participant’s Accounts for any Limitation Year under this Plan plus the additions credited on his behalf under other defined contribution plans required to be aggregated pursuant to this Subsection would exceed the Maximum Annual Additions for such Participant for such Limitation Year, the Annual Additions under this Plan and the additions under such other plans shall be reduced on a pro rata basis and allocated, reallocated, or returned in accordance with applicable plan provisions regarding Annual Additions in excess of Maximum Annual Additions.

(c)	For purposes of this Section, the following terms and phrases when capitalized shall have these respective meanings:

(1)	Annual Additions: With respect to a Participant for any Limitation Year, the total of (i) the Employer Contributions, Salary Reduction Contributions, and forfeitures, if any, allocated to such Participant’s Accounts for such year, (ii) Participant’s contributions, if any, (excluding any Rollover Contributions) for such year, and (iii) amounts referred to in Code Sections 415(l)(1) and 419A(d)(2).

(2)	Controlled Entity: For purposes of this Section only, a “Controlled Entity” as defined in Subsection 1.1(j), but excluding an affiliated service group member within the meaning of Code Section 414(m) and determined by application of a more than a 50% control standard in lieu of an 80% control standard.

(3)	Maximum Annual Additions: With respect to a Participant for any Limitation Year, the lesser of (i) $40,000 (with such amount to be adjusted automatically to reflect any cost-of-living adjustment authorized by Code Section 415(d)) or (ii) 100% of such Participant’s Compensation during such Limitation Year.

(d)	If the Committee determines that a reduction of the Considered Compensation and Bonus deferral elections, if any, made pursuant to Section 3.1 is necessary to ensure that the limitations set forth in this Section are met for any Limitation Year, the Considered Compensation or Bonus deferral elections of affected Participants made pursuant to Section 3.1 may be reduced by the Committee on a temporary and prospective basis in such manner as the Committee shall determine.

* * * * *

V.
INVESTMENT OF ACCOUNTS

5.1	Investment of Accounts by Participants. Each Participant shall designate, in accordance with the following Subsections and the procedures established from time to time by the Committee, the manner in which the amounts allocated to each of his Accounts shall be invested among the Investment Funds made available from time to time by the Committee for this purpose.

(a)	A Participant may designate one of such Investment Funds for all amounts allocated to his Accounts, or he may split the investment of such amounts among such Investment Funds in such increments as the Committee may prescribe. If a Participant fails to make a designation with respect to all or any of such amounts, then such non-designated amounts shall be invested in the Investment Fund or Investment Funds designated by the Committee from time to time in a uniform and nondiscriminatory manner.

(b)	A Participant may (i) change his investment designation for future contributions to be allocated to his Accounts or (ii) convert his investment designation with respect to amounts already allocated to his Accounts. Any such change shall be made in accordance with the procedures established by the Committee, and the Committee may limit the frequency of such changes.

5.2	Restriction on Acquisition of Company Stock. Notwithstanding any other provision hereof, it is specifically provided that the Trustee shall not purchase Company Stock or other Company securities during any period in which such purchase is, in the opinion of counsel for the Company or the Committee, restricted by any law or regulation applicable thereto. During such period, amounts that would otherwise be invested in Company Stock or other Company securities pursuant to an investment designation shall be invested in such other assets as the Trustee may in its discretion determine, or the Trustee may hold such amounts uninvested for a reasonable period pending the purchase of such stock or securities.

5.3	Pass-Through Voting of Company Stock. To the extent permitted by section 404(a) of ERISA, at each annual meeting and special meeting of the shareholders of the Company, a Participant may direct the voting of the number of whole shares of Company Stock attributable to his Accounts as of the Valuation Date coinciding with or, if none, next preceding the record date for such meeting. The Committee shall forward or cause to be forwarded to each such Participant copies of pertinent proxy solicitation materials provided by the Company together with a request for such Participant’s confidential instructions as to the manner in which such shares are to be voted. The Committee shall direct the Trustee to vote such shares in accordance with such instructions and, to the extent permitted by section 404(a) of ERISA, shall also direct the Trustee as to the manner in which to vote any shares of Company Stock at any such meeting for which the Committee has not received, or is not subject to receiving, such voting instructions.

5.4	Stock Rights, Stock Splits, and Stock Dividends. No Participant shall have any right to request, direct, or demand that the Committee or the Trustee exercise on his behalf rights or privileges to acquire, convert, or exchange Company Stock or other securities. The Trustee shall exercise or sell any such rights or privileges as directed by the Committee. Company Stock received by the Trustee by reason of a stock split, stock dividend, or recapitalization shall be appropriately allocated to the Accounts of each affected Participant.

5.5	Participant Rights. For purposes of Article V only, the beneficiary of a deceased Participant and any alternate payee under a qualified domestic relations order (as defined in Section 17.2) shall have the rights of a Participant.

* * * * *

VI.
IN-SERVICE WITHDRAWALS

6.1	Age 591/2 Withdrawals. A Participant who has attained age fifty-nine and one-half may withdraw from his Accounts an amount not exceeding the then value of his Vested Interest in such Accounts. Such withdrawal shall come, first, from such Participant’s Rollover Contribution Account, second, from his Vested Interest in his Employer Contribution Account, and, finally, from his Salary Reduction Contribution Account.

6.2	Financial Hardship Withdrawals.

(a)	A Participant who has a “financial hardship,” as determined by the Committee, and who has made all available withdrawals pursuant to Section 6.1 and pursuant to the provisions of any other plans of the Employer and any Controlled Entities of which he is a member and who has obtained all available loans pursuant to Article IX and pursuant to the provisions of any other plans of the Employer and any Controlled Entities of which he is a member may withdraw from his Employer Contribution Account, his Rollover Contribution Account, and his Salary Reduction Contribution Account amounts not to exceed the lesser of (i) such Participant’s Vested Interest in such Accounts or (ii) the amount determined by the Committee as being available for withdrawal pursuant to this Subsection. Such withdrawal shall come, first, from the Participant’s Rollover Contribution Account, second, from his Vested Interest in his Employer Contribution Account, and, finally, from his Salary Reduction Contribution Account.

(b)	For purposes of this Section, “financial hardship” shall mean the immediate and heavy financial needs of the Participant. A withdrawal based upon financial hardship pursuant to this Section shall not exceed the amount that is both required to meet the immediate financial needs created by the hardship and not reasonably available from other resources of the Participant. The amount required to meet the Participant’s immediate financial needs may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. The determination of the existence of a Participant’s financial hardship and the amount required to be distributed to meet the needs created by the hardship shall be made by the Committee. The decision of the Committee shall be final and binding, provided that all Participants similarly situated shall be treated in a uniform and nondiscriminatory manner. A withdrawal shall be deemed to be made on account of the immediate and heavy financial needs of a Participant if the withdrawal is for:

(1)	Expenses for medical care described in Code Section 213(d) previously incurred by the Participant, the Participant’s spouse, or any dependents of the Participant (as defined in Code Section 152) or necessary for those persons to obtain medical care described in Code Section 213(d) and not reimbursed or reimbursable by insurance;

(2)	Costs directly related to the purchase of a principal residence of the Participant (excluding mortgage payments);

(3)	Payment of tuition and related educational fees, and room and board expenses, for the next twelve months of post-secondary education for the Participant or the Participant’s spouse, children, or dependents (as defined in Code Section 152);

(4)	Payments necessary to prevent the eviction of the Participant from his principal residence or the foreclosure on the mortgage of the Participant’s principal residence; or

(5)	Such other financial needs that the Commissioner of Internal Revenue may deem to be immediate and heavy financial needs through the publication of revenue rulings, notices, and other documents of general applicability.

(c)	The above Subsections of this Section notwithstanding, in addition to the restrictions on all in-service withdrawals set forth in Section 6.3, the following restrictions on financial hardship withdrawals under this Section shall apply:

(1)	Withdrawals under this Section from a Participant’s Salary Reduction Contribution Account shall be limited to the sum of the Participant’s Salary Reduction Contributions to the Plan, plus income allocable thereto and credited to the Participant’s Salary Reduction Account as of December 31, 1988, less any previous withdrawals of such amounts;

(2)	Employer Contributions used to satisfy the restrictions set forth in Subsection 3.1(f), and income allocable thereto, shall not be subject to withdrawal under this Section; and

(3)	A Participant who makes a withdrawal from his Salary Reduction Contribution Account under this Section may not make elective contributions or employee contributions to the Plan or any other qualified or nonqualified plan of the Employer or any Controlled Entity for a period of six months following the date of such withdrawal.

6.3	Restrictions on In-Service Withdrawals.

(a)	All withdrawals pursuant to this Article shall be made only in the manner and within the time prior to the proposed date of withdrawal prescribed by the Committee.

(b)	No withdrawal shall be made from an Account to the extent such Account has been pledged to secure a loan from the Plan.

(c)	If a Participant’s Account from which a withdrawal is made is invested in more than one Investment Fund, the withdrawal shall be made pro rata from each Investment Fund in which such Account is invested.

(d)	All withdrawals under this Article shall be paid in cash.

(e)	Any withdrawal hereunder that constitutes an Eligible Rollover Distribution shall be subject to the Direct Rollover election described in Article VII.

(f)	This Article shall not be applicable to a Participant following termination of employment with the Employer, and the amounts in such Participant’s Accounts shall be distributable only in accordance with the provisions of Article VII.

* * * * *

VII.
DISTRIBUTIONS AFTER SEPARATION FROM SERVICE

7.1	Retirement Benefits. A Participant who terminates his employment with the Employer and all Controlled Entities on or after his Normal Retirement Date shall be entitled to a “retirement benefit,” payable at the time and in the form provided in Article VIII. A Participant’s retirement benefit shall be equal to the value of his Accounts on his Benefit Commencement Date.

7.2	Disability Benefits. In the event a Participant becomes totally and permanently disabled, as determined pursuant to this subsection, such Participant shall be entitled to a “disability benefit,” payable at the time and in the form provided in Article VIII. A Participant’s disability benefit shall be equal to the value of his Accounts on his Benefit Commencement Date. A Participant shall be considered totally and permanently disabled if the Committee determines, based on a written medical opinion (unless waived by the Committee as unnecessary), that such Participant is permanently incapable of performing his job for physical or mental reasons and has incurred a “disability” within the meaning of Code Section 401(k)(2)(B)(i)(I).

7.3	Death Benefits. Upon the death of a Participant while an Employee or an employee of a Controlled Entity, the Participant’s designated beneficiary shall be entitled to a “death benefit,” payable at the time and in the form provided in Article VIII. A Participant’s death benefit shall be equal to the value of his Accounts on his Benefit Commencement Date.

(a)	Each Participant shall have the right to designate the beneficiary or beneficiaries to receive payment of his benefit in the event of his death. Each such designation shall be made by executing the beneficiary designation form prescribed by the Committee and filing such form with the Committee. Any such designation may be changed at any time by such Participant by execution and filing of a new designation in accordance with this Section. Notwithstanding the foregoing, if a Participant who is married on the date of his death has designated an individual or entity other than his surviving spouse as his beneficiary, such designation shall not be effective unless (i) such surviving spouse has consented thereto in writing and such consent (A) acknowledges the effect of such specific designation, (B) either consents to the specific designated beneficiary (which designation may not subsequently be changed by the Participant without spousal consent) or expressly permits such designation by the Participant without the requirement of further consent by such spouse, and (C) is witnessed by a Plan representative (other than the Participant) or a notary public or (ii) the consent of such spouse cannot be obtained because such spouse cannot be located or because of other circumstances described by applicable Treasury Regulations. Any such consent by such surviving spouse shall be irrevocable.

(b)	If no beneficiary designation is on file with the Committee at the time of the death of the Participant or if such designation is not effective for any reason as determined by the Committee, the designated beneficiary or beneficiaries to receive such death benefit shall be as follows:

(1)	If a Participant leaves a surviving spouse, his designated beneficiary shall be such surviving spouse; and

(2)	If a Participant leaves no surviving spouse, his designated beneficiary shall be (i) such Participant’s executor or administrator or (ii) his heirs at law if there is no administration of such Participant’s estate.

(c)	Notwithstanding the preceding provisions of this Section and to the extent not prohibited by state or federal law, if a Participant is divorced from his spouse and at the time of his death is not remarried to the person from whom he was divorced, any designation of such divorced spouse as his beneficiary under the Plan filed prior to the divorce shall be null and void unless the contrary is expressly stated in writing filed with the Committee by the Participant. The interest of such divorced spouse failing hereunder shall vest in the persons specified in Subsection 7.3(b) as if such divorced spouse did not survive the Participant.

7.4	Separation From Service Prior to Retirement. Each Participant whose employment with the Employer and all Controlled Entities is terminated prior to his Normal Retirement Date for any reason other than total and permanent disability or death shall be entitled to a “termination benefit,” payable at the time and in the form provided in Article VIII. A Participant’s termination benefit shall be equal to his Vested Interest in the value of his Accounts on his Benefit Commencement Date.

(a)	Determination of Vested Interest.

(1)	A Participant shall have a 100% Vested Interest in his Salary Reduction Contribution Account and his Rollover Contribution Account at all times.

(2)	A Participant’s Vested Interest in his Employer Contribution Account shall be determined by such Participant’s years of Vesting Service in accordance with the following schedule:

Years of Vesting Service		Vested Interest
Less than	1 year	0%
	1 year	20%
	2 years	40%
	3 years	60%
	4 years	80%
	5 years or more	100%

(3)	Notwithstanding Subsection 7.4(a)(2), with respect to any Participant who was a Participant in the Plan on the day prior to the Effective Date, in no event shall such Participant’s Vested Interest in his Employer Contribution

Account after the Effective Date be less than such Vested Interest would have been had the Plan provisions prior to such date been in effect.

(4)	Notwithstanding Subsection 7.4(a)(2), a Participant shall have a 100% Vested Interest in his Employer Contribution Account upon the earliest to occur of (i) the attainment of his Normal Retirement Date while employed by the Employer or a Controlled Entity, (ii) the date such Participant is determined by the Committee to be “totally and permanently disabled” (as later defined in this Subsection), (iii) the death of such Participant while an Employee or an employee of a Controlled Entity, or (iv) if such Participant is an affected Participant, the occurrence of an event described in, and under the conditions set forth in, Article XIV. For purposes of Clause (ii) of the preceding sentence, “totally and permanently disabled” shall mean either “totally and permanently disabled” as defined in Section 7.2 or a determination by the Committee that, because of physical or mental reasons, the Participant is permanently incapable of performing any duties for the Employer or a Controlled Entity.

(b)	Crediting of Vesting Service.

(1)	For the period preceding the Effective Date, subject to the provisions of Section 7.4(c), an individual shall be credited with Vesting Service in an amount equal to all service credited to him for vesting purposes under the Plan as it existed on the day prior to the Effective Date.

(2)	On and after the Effective Date, subject to the remaining Subsections of this Section and to the provisions of Section 7.4(c), an individual shall be credited with Vesting Service in an amount equal to his aggregate Periods of Service whether or not such Periods of Service are completed consecutively. The completion of 365 days of Periods of Service shall constitute one year of Vesting Service.

(c)	Forfeiture of Vesting Service.

(1)	In the case of an individual who terminates employment with the Employer and all Controlled Entities at a time when he has a 0% Vested Interest in his Employer Contribution Account and who then incurs a Period of Severance that equals or exceeds the greater of five years or his aggregate Periods of Service completed before such Period of Severance, such individual’s Periods of Service completed before such Period of Severance shall be forfeited and completely disregarded in determining his years of Vesting Service.

(2)	In the case of a Participant who terminates employment with the Employer and all Controlled Entities at a time when he has a Vested Interest in his Employer Contribution Account of more than 0% but less than 100% and then incurs a Period of Severance of five consecutive years, such

Participant’s Periods of Service completed after such Period of Severance shall be disregarded for purposes of determining such Participant’s Vested Interest in any Plan benefits derived from Employer Contributions made on his behalf before such Period of Severance, but such Participant’s Periods of Service completed before such Period of Severance shall not be disregarded in determining his Vested Interest in any Plan benefits derived from Employer Contributions made on his behalf after such Period of Severance.

(3)	A Participant who terminates employment with the Employer and all Controlled Entities at a time when he has a 100% Vested Interest in his Employer Contribution Account shall not forfeit any of his Vesting Service for purposes of determining such Participant’s Vested Interest in any Plan benefits derived from Employer Contributions made on his behalf.

(d)	Forfeitures of Nonvested Account Balance.

(1)	With respect to a Participant who terminates employment with the Employer and all Controlled Entities with a Vested Interest in his Employer Contribution Account that is less than 100% and receives a distribution from the Plan of the balance of his Vested Interest in his Accounts in the form of a lump sum distribution by the close of the second Plan Year following the Plan Year in which his employment is terminated, the nonvested portion of such terminated Participant’s Employer Contribution Account as of the Valuation Date next preceding his Benefit Commencement Date shall become a forfeiture as of his Benefit Commencement Date (or as of his date of termination of employment with the Employer and all Controlled Entities if no amount is payable from the Trust Fund on behalf of such Participant with such Participant being considered to have received a distribution of zero dollars on his date of termination of employment).

(2)	With respect to a Participant who terminates employment with the Employer and all Controlled Entities with a Vested Interest in his Employer Contribution Account less than 100% and who is not otherwise subject to the forfeiture provisions of Subsection 7.4(d)(1), the nonvested portion of his Employer Contribution Account shall be forfeited as of the earlier of (i) the date the Participant completes a Period of Severance of five consecutive years or (ii) the date of the terminated Participant’s death.

(e)	Restoration of Forfeited Account Balance. In the event that the nonvested portion of a terminated Participant’s Employer Contribution Account becomes a forfeiture, the terminated Participant shall, upon subsequent reemployment with the Employer or a Controlled Entity prior to incurring a Period of Severance of five consecutive years, have the forfeited amount restored to such Participant’s Employer Contribution Account, unadjusted by any subsequent gains or losses of the Trust Fund; provided, however, that such restoration shall be made only if, within five (5) years after the date the Participant is reemployed, such Participant repays in cash all amounts previously distributed to him from his or her (i) Salary Reduction Contribution Account (not including earnings on the Participant’s Salary Reduction Contributions), and (ii) Employer Contribution Account. A reemployed Participant who was not entitled to a distribution from the Plan on his date of termination of employment shall be considered to have repaid a distribution of zero dollars on the date of his reemployment. Any such restoration shall be made as of the Valuation Date coincident with or next succeeding the date of repayment. Notwithstanding anything to the contrary in the Plan, forfeited amounts to be restored by the Employer pursuant to this Section shall be charged against and deducted from forfeitures for the Plan Year in which such amounts are restored. If such forfeitures otherwise available are not sufficient to provide such restoration, the portion of such restoration not provided by forfeitures shall be charged against and deducted from Employer Retirement Savings Contributions otherwise available for allocation to other Participants, and any additional amount needed to restore such forfeited amounts shall be a minimum required Employer Retirement Savings Contribution (which shall be made without regard to current or accumulated earnings and profits).

(f)	Special Formula for Determining Vested Interest for Partial Accounts. With respect to a Participant whose Vested Interest in his Employer Contribution Account is less than 100% and who makes a withdrawal from or receives a termination distribution from his Employer Contribution Account other than a lump sum distribution by the close of the second Plan Year following the Plan Year in which his employment is terminated, any amount remaining in his Employer Contribution Account shall continue to be maintained as a separate account. At any relevant time, such Participant’s nonforfeitable portion of his separate account shall be determined in accordance with the following formula:

X=P(AB + (R x D)) - (R x D)

For purposes of applying the formula: X is the amount of such separate account in which the Participant has a Vested Interest at the relevant time; P is the Participant’s Vested Interest in his Employer Contribution Account at the relevant time; AB is the balance of such separate account at the relevant time; R is the ratio of the balance of such separate account at the relevant time to the balance of such separate account after the withdrawal or distribution; and D is the amount of the withdrawal or distribution. For all other purposes of the Plan, a Participant’s separate account shall be treated as an Employer Contribution Account. Upon his incurring a Period of Severance of five consecutive years, the forfeitable portion of a Participant’s separate account and Employer Contribution Account shall be forfeited as of the end of the Plan Year during which the Participant completes such Period of Severance if not forfeited earlier pursuant to the provisions of Section 6.4(d)(1).

(g)	Special Rules for DFS Employees. Notwithstanding the preceding, any Participant who terminates his or her employment with the Employer pursuant to a written agreement which provides that he or she shall accept employment with Dell Financial Services, L.P., which is an affiliate of the Employer, shall be 100% vested in his or her account balance as of December 31, 2001. This Subsection shall not apply to individuals who terminate employment after December 31, 2001.

(h)	Special Rules for Alternate Payees. The Committee may direct the Trustee under the nondiscriminatory policy adopted by the Committee to immediately pay benefits to an alternate payee designated under a Qualified Domestic Relations Order as defined in Code Section 414(p). To the extent provided under a Qualified Domestic Relations Order, a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes of the Plan.

* * * * *

VIII.
TIME AND FORM OF PAYMENT OF BENEFITS

8.1	Time of Payment. A Participant’s benefit shall be paid or commence, as applicable, on his Benefit Commencement Date. Any amount allocable to a Participant’s Accounts after his Benefit Commencement Date shall be distributed, as soon as administratively feasible after the date that such amount is paid to the Trust Fund and allocated to his Accounts.

8.2	Determination of Benefit Commencement Date.

(a)	Subject to the provisions of the remaining Subsections of this Section, a Participant’s Benefit Commencement Date shall be the date that is as soon as administratively feasible after the date the Participant or his beneficiary becomes entitled to a benefit pursuant to Article VII.

(b)	As provided in Subsection 8.2(g) and in Section 8.4 unless a terminated Participant consents to a distribution pursuant to Subsection 8.2(a), his Benefit Commencement Date shall be deferred beyond the date specified in Subsection 8.2(a) to the date that is as soon as administratively feasible after the earliest of (i) the date the Participant attains age sixty-five, (ii) the Participant’s date of death, or (iii) the date the Participant (or, if applicable, his beneficiary) elects by written notice to the Committee prior to such date. The Committee shall furnish information to each Participant or beneficiary pertinent to such Participant’s or beneficiary’s consent no less than thirty days (unless such thirty-day period is waived by an affirmative election in accordance with applicable Treasury regulations) and no more than ninety days before such Participant’s Benefit Commencement Date, and the furnished information shall include a general description of the material features of, and an explanation of the relative values of, the alternative forms of benefit available under the Plan and must inform the Participant (or, if applicable, his beneficiary) of his right to defer his Benefit Commencement Date and of his Direct Rollover right pursuant to Section 8.5 below, if applicable.

(c)	Except as otherwise specifically provided in this Section 8.2, a Participant’s Benefit Commencement Date shall in no event be later than the sixtieth day following the close of the Plan Year during which such Participant attains, or would have attained, his Normal Retirement Date or, if later, terminates his employment with the Employer and all Controlled Entities.

(d)	A Participant’s Benefit Commencement Date shall be in compliance with the provisions of Code Section 401(a)(9) and applicable Treasury regulations thereunder and shall in no event be later than:

(1)	April 1 of the calendar year following the later of (i) the calendar year in which such Participant attains the age of seventy and one-half or (ii) the calendar year in which such Participant terminates his employment with the Employer and all Controlled Entities (provided, however, that clause (ii) of this sentence shall not apply in the case of a Participant who is a “five-percent owner” (as defined in Code Section 416) with respect to the Plan Year ending in the calendar year in which such Participant attains the age of seventy and one-half); and

(2)	In the case of a benefit payable pursuant to Section 7.3, (i) if payable to other than the Participant’s spouse, the last day of the one-year period following the death of such Participant or (ii) if payable to the Participant’s spouse, after the date upon which such Participant would have attained the age of seventy and one-half, unless such surviving spouse dies before payments commence, in which case the Benefit Commencement Date may not be deferred beyond the last day of the one-year period following the death of such surviving spouse.

The provisions of this Section notwithstanding, a Participant may not elect to defer the receipt of his benefit hereunder to the extent that such deferral creates a death benefit that is more than incidental within the meaning of Code Section 401(a)(9)(G) and applicable Treasury regulations thereunder.

(e)	If (i) a Participant attained age seventy and one-half, but did not terminate employment with the Employer and all Controlled Entities prior to 1997, (ii) such Participant’s Benefit Commencement Date occurred prior to his termination of employment pursuant to the provisions of Subsection 8.2(d) as in effect prior to the Effective Date, (iii) such Participant is an Employee, and (iv) such Participant was not a “five-percent owner” (as defined in Code Section 416) with respect to the Plan Year ending in the calendar year in which such Participant attained the age of seventy and one-half, such Participant may affirmatively elect to cease the distribution of his Accounts hereunder until the time described in Subsection 8.2(d)(1).

(f)	Subject to the provisions of Subsection 8.2(d), a Participant’s Benefit Commencement Date shall not occur unless the Article VI event entitling the Participant to a benefit constitutes a distributable event described in Code Section 401(k)(2)(B) and, in the case of an event described in Section 7.1, 7.3 or 7.4, shall not occur while the Participant is employed by the Employer or any Controlled Entity.

(g)	Subject to the provisions of Subsection 8.2(d), a Participant (other than a Participant who dies or whose Vested Interest in his Accounts is not in excess of $5,000) must request and file a claim for benefits in the manner prescribed by the Committee before payment of his benefit will commence.

(h)	Model Amendment for Compliance with Final Treasury Regulations Under Code Section 401(a)(9).

(1)	General Rules. The provisions of this Subsection shall apply for purposes of determining required minimum distributions for calendar years beginning on or after January 1, 2003. The requirements of this Subsection shall take precedence over any inconsistent provisions of the Plan. All distributions required under this Subsection shall be determined and made in accordance with the Treasury regulations under Code Section 401(a)(9). Notwithstanding the other provisions of the Plan, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the plan that relate to section 242(b)(2) of TEFRA.

(2)	Time and Manner of Distribution.

(A)	Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the participant’s required beginning date.

(B)	Death of Participant Before Distributions Begin. If the participant dies before distributions begin, the participant’s entire interest will be distributed, and begin to be distributed, no later than as follows:

(I)	If the participant dies before distributions begin and there is a designated beneficiary, the participant’s entire interest will be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the participant but before distributions to either the Participant or the surviving spouse begin, this paragraph will apply as if the surviving spouse were the participant.

(II)	If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

For purposes of this Subsection 8.2(h)(2) and Subsection 8.2(h)(4), unless the second sentence of Subsection 8.2(h)(2)(B)(I) applies, distributions are considered to begin on the Participant’s required beginning date. If the second sentence of Subsection 8.2(h)(2)(B)(I) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse. If distributions under an annuity purchased from an insurance company irrevocably commence to the participant before the participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse), the date distributions are considered to begin is the date distributions actually commence.

(C)	Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Subsections 8.2(h)(3) and (4) below. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury regulations.

(3)	Required Minimum Distributions During a Participant’s Lifetime.

(A)	Amount of Required Minimum Distribution For Each Distribution Calendar Year. During a Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(I)	The quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(II)	If the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(B)	Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Subsection 8.2(h)(3) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(4)	Required Minimum Distributions After a Participant’s Death.

(A)	Death On or After Date Distributions Begin.

(I)	Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(a) The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(c) If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(II)	No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)	Death Before Date Distributions Begin.

(I)	Participant Survived by Designated Beneficiary. If the Participant dies before distributions begin and there is a designated beneficiary, the Participant’s entire interest will be distributed, and begin to be distributed, to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to either the participant or the surviving spouse begin, this paragraph will apply as if the surviving spouse were the Participant.

(II)	No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(III)	Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse, this Subsection 8.2(h)(4)(B) will apply as if the surviving spouse were the Participant.

(5)	Definitions.

(A)	Designated beneficiary. The individual who is designated as the beneficiary under Section 7.3 of the Plan and is the designated beneficiary under Code Section 401(a)(9) and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(B)	Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year that contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Subsection 8.2(h)(2)(B). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(C)	Life expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

(D)	Participant’s account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(E)	Required beginning date. The date specified in Section 8.2(d)(1) of the Plan.

8.3	Forms of Benefits. A Participant’s benefit shall be paid (or transferred pursuant to Section 8.5, if applicable) in a single lump sum payment. Benefits shall be paid or transferred in cash.

8.4	Cash-Out of Benefit. Not in Excess of $5,000. Notwithstanding any provision of the Plan to the contrary, if a Participant terminates his employment with the Employer and all Controlled Entities and his Vested Interest in his Accounts is not in excess of $5,000, such Participant’s benefit shall be paid in one lump sum cash payment in lieu of any other form of benefit herein provided. Any such payment shall be made at the time specified in Subsection 8.2(a) without regard to the consent restrictions of Subsection 8.2(b). The provisions of this Section shall not be applicable to a Participant following his Benefit Commencement Date.

8.5	Direct Rollover Election. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have all or any portion of an Eligible Rollover Distribution (other than any portion attributable to the offset of an outstanding loan balance of such Participant pursuant to the Plan’s loan procedure) paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. The preceding sentence notwithstanding, a Distributee may elect a Direct Rollover pursuant to this Section only if such Distributee’s Eligible Rollover Distributions during the Plan Year are reasonably expected to total $200 or more. Furthermore, if less than

100% of the Participant’s Eligible Rollover Distribution is to be a Direct Rollover, the amount of the Direct Rollover must be $500 or more. Prior to any Direct Rollover pursuant to this Section, the Committee may require the Distributee to furnish the Committee with a statement from the plan, account, or annuity to which the benefit is to be transferred verifying that such plan, account, or annuity is, or is intended to be, an Eligible Retirement Plan. Notwithstanding the above, any financial hardship withdrawal made to a Participant pursuant to Article VI shall not qualify as an Eligible Rollover Distribution and the Participant shall not be entitled to make a direct rollover election with respect to such distribution.

8.6	Payee of Benefits. Unless otherwise provided in the Plan, a Participant’s benefit shall be paid to such Participant unless the Participant has died, in which case such Participant’s benefit shall be paid to his beneficiary designated in Section 7.3.

8.7	Benefits from Account Balances. With respect to any benefit payable in any form pursuant to the Plan, such benefit shall be provided from the Account balance(s) to which the particular Participant or beneficiary is entitled.

8.8	Unclaimed Benefits. In the case of a benefit payable on behalf of a Participant, if the Committee is unable to locate the Participant or beneficiary to whom such benefit is payable, upon the Committee’s determination thereof, such benefit shall be forfeited. Notwithstanding the foregoing, if subsequent to any such forfeiture the Participant or beneficiary to whom such benefit is payable makes a valid claim for such benefit, such forfeited benefit shall be restored to the Plan in the manner provided in Section 7.4(e).

8.9	Claims Review.

(a)	In any case in which a claim for Plan benefits of a Participant or beneficiary is denied or modified, the Committee shall furnish written notice to the claimant within ninety days of the date such claim is received by the Committee (or within 180 days if additional information requested by the Committee necessitates an extension of the ninety-day period and the claimant is informed of such extension in writing within the original ninety-day period), which notice shall:

(1)	State the specific reason or reasons for the denial or modification;

(2)	Provide specific reference to pertinent Plan provisions on which the denial or modification is based;

(3)	Provide a description of any additional material or information necessary for the Participant, his beneficiary, or representative to perfect the claim and an explanation of why such material or information is necessary; and

(4)	Explain the Plan’s claim review procedure described in Subsection 8.9(b).

(b)	In the event a claim for Plan benefits is denied or modified, if the Participant, his beneficiary, or a representative of such Participant or beneficiary desires to have such denial or modification reviewed, he must, within sixty days following receipt of the notice of such denial or modification, submit a written request for review by the Committee of its initial decision. In connection with such request, the Participant, his beneficiary, or the representative of such Participant or beneficiary may review any pertinent documents upon which such denial or modification was based and may submit issues and comments in writing. Within sixty days following such request for review the Committee shall, after providing a full and fair review, render its final decision in writing to the Participant, his beneficiary, or the representative of such Participant or beneficiary stating specific reasons for such decision and making specific references to pertinent Plan provisions upon which the decision is based. If special circumstances require an extension of such sixty-day period, the Committee’s decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If an extension of time for review is required, written notice of the extension shall be furnished to the Participant, his beneficiary, or the representative of such Participant or beneficiary prior to the commencement of the extension period.

(c)	Timely completion of the claims procedures described in this Section shall be a condition precedent to the commencement of any legal or equitable action in connection with a claim for benefits under the Plan by a Participant or by any other person or entity claiming rights through such Participant; provided, however, that the Committee in its discretion may waive compliance with such claims procedures as a condition precedent to any such action.

(d)	Any legal action with respect to a claim for Plan benefits must be filed no later than one year after the later of (i) the date the claim is denied by the Committee or (ii) if a review of such denial is requested, the date of the final decision by the Committee with respect to such request.

* * * * *

IX.
LOANS

9.1	Eligibility for Loan.

(a)	Subject to the provisions of this Article, the following individuals shall be eligible for loans under the Plan: (i) each Participant who is an Employee. (An individual who is eligible to apply for a loan under the Plan as described in the preceding sentence shall hereinafter be referred to as a “Participant” for purposes of this Article.)

(b)	Notwithstanding the above, a Participant may not have more than two (2) loan outstanding at any time.

(c)	Upon application by a Participant and subject to such uniform and nondiscriminatory rules and regulations as the Committee may establish, the Committee may in its discretion direct the Trustee to make a loan or loans to such Participant.

9.2	Minimum Loan. A loan to a Participant may not be for an amount less than $500.00.

9.3	Maximum Loan.

(a)	A loan to a Participant may not exceed 50% of the then value of such Participant’s Vested Interest in his Accounts.

(b)	Notwithstanding anything to the contrary, no loan shall be made from the Plan to a Participant to the extent such loan would cause the total of all loans made to the Participant from all qualified plans of the Employer and Controlled Entities (“Outstanding Loans”) to exceed the lesser of:

(1)	$50,000 (reduced by the excess, if any, of (i) the highest outstanding balance of Outstanding Loans during the one-year period ending on the day before the date on which the loan is to be made, over (ii) the outstanding balance of Outstanding Loans on the date on which the loan is to be made); or

(2)	One-half of the present value of the Participant’s nonforfeitable accrued benefit under all qualified plans of the Employer and Controlled Entities.

9.4	Interest, Security, and Fees.

(a)	Any loan made pursuant to this Article shall bear interest at a rate established by the Committee from time to time and communicated to the Participants, which rate shall provide the Plan with a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances.

(b)	Any loan shall be made as an investment of a segregated loan fund to be established in the Trust Fund for the Participant to whom the loan is made. Any loan shall be considered to come, first, from the Participant’s Rollover Contribution Account, second, from the Participant’s Vested Interest in his Employer Contribution Account, and, finally, from the Participant’s Salary Reduction Contribution Account. The Trustee shall fund a Participant’s segregated loan fund by liquidating such portion of the assets of the Accounts from which the Participant’s loan is to be made as is necessary to fund the loan and transferring the proceeds to such segregated loan fund. If a Participant’s Accounts are invested in more than one Investment Fund, the transfer shall be made pro rata from each such Investment Fund.

(c)	The loan shall be secured by a pledge of the Participant’s segregated loan fund. By agreeing to the pledge of the segregated loan fund as security for the loan, a Participant shall be deemed to have consented to the distribution of such segregated loan fund prior to the time specified in Code Section 411(a)(11) and the applicable Treasury regulations thereunder.

(d)	The Committee in its discretion may impose a reasonable fee on the issuance of each loan.

9.5	Repayment Terms of Loan.

(a)	A Participant who is an Employee receiving compensation from the Employer at the time of receipt of a loan shall be required, as a condition to receiving a loan, to enter into an irrevocable agreement authorizing the Employer to make payroll deductions from his compensation so long as the Participant is such an Employee and to transfer such payroll deduction amounts to the Trustee in payment of such loan plus interest. In the case of a Participant who (i) is not at the time of commencement of his loan an Employee, or (ii) is not at the commencement of his loan receiving compensation from the Employer (or is receiving insufficient compensation to cover his scheduled loan repayments), or (iii) was an Employee receiving compensation from the Employer at the time of commencement of his loan and either (A) continues to be an Employee but ceases to receive compensation from the Employer (or is receiving insufficient compensation to cover his scheduled loan repayments), (B) ceases to be an Employee and is not entitled to a distribution of his Accounts under the terms of the Plan, or (C) ceases to be an Employee and immediately commences employment with a Controlled Entity or Dell Financial Services L.P., except as otherwise permitted in Subsection 9.5(c), each such Participant shall make or continue to make his loan repayments (or portion of his loan repayments not covered by his compensation) in the manner prescribed by the Committee.

(b)	The terms of the loan shall (i) require level amortization with payments not less frequently than quarterly, (ii) require that the loan be repaid over an amortization period of one to four and one-half years (unless the Participant certifies in writing to the Committee that the loan is to be used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as a principal residence of the Participant, in which case the loan must be repaid over an amortization period of five to twenty years), (iii) allow prepayment without penalty at any time, provided that any prepayment must be for the full outstanding loan balance (including interest), (iv) require that the balance of the loan (including interest) shall become due and payable (to the extent not otherwise due and payable) within ninety days of the date the Participant or, if applicable, the Participant’s beneficiary, is first entitled to a distribution from the Plan (other than a distribution pursuant to Article VIII) irrespective of whether such Participant or beneficiary elects or consents to such distribution, and (v) provide that such Participant’s outstanding loan balance (including interest), if not paid in accordance with the repayment provisions of the loan, shall be treated as a deemed distribution upon the end of the “cure period” permitted by applicable Treasury Regulations and repaid by offsetting such balance against the amount in the Participant’s segregated loan fund pledged as security for the loan. With respect to the correction of a loan pursuant to the “cure period” provisions of Treas. Reg. Section 1.72(p)-1, Q&A-10, the Employer may adopt a nondiscriminatory policy which permits Participants who have failed to make one or more loan payments to make addition payments to the Plan’s Trust prior to the end of the applicable “cure period” in the amount necessary to permit such Participant’s loan not to be treated as a deemed distribution.

(c)	The above notwithstanding, a Participant who is on an unpaid leave of absence from the Employer may elect to suspend payments on his loan during such leave of absence for a period of up to one year. Upon such Participant’s return to active employment with the Employer at the conclusion of such leave of absence, or upon the expiration of such one-year period, if earlier, such Participant shall be permitted to refinance his loan, including all accrued and unpaid interest, over a term that does not extend beyond the expiration of the original term of the loan.

(d)	Amounts tendered to the Trustee by a Participant in repayment of a loan made pursuant to this Article (i) shall initially be credited to the Participant’s segregated loan fund, (ii) then shall be transferred as soon as practicable following receipt thereof to the Account or Accounts from which the Participant’s loan was made, and (iii) finally, shall be invested in accordance with the current designation in effect as to the investment of contributions being allocated to such Accounts pursuant to Article V.

9.6	Default and Offset.

(a)	If the Participant fails in any way to comply with the repayment terms of a loan, such loan shall be repaid by offsetting the Participant’s outstanding loan balance (including interest) against the amount in the Participant’s segregated loan fund pledged as security for the loan. Except as provided in Subsection 9.6(b), any such outstanding loan balance (including interest) shall be so offset and repaid as soon as administratively feasible after such failure to comply, and such repayment shall be prior to any withdrawal or distribution of benefits from the pledged portion of the Participant’s Accounts pursuant to the provisions of the Plan.

(b)	Notwithstanding Subsection 9.6(a), amounts in a Participant’s Accounts may not be offset and used to satisfy the payment of a defaulted outstanding loan (including interest) prior to the earliest time the amounts in any such Account are otherwise permitted to be distributed under applicable law. In the event an offset of a defaulted loan is not permitted pursuant to the preceding sentence, such outstanding loan balance (including interest) shall be deemed distributed to such Participant on the last day of the calendar quarter (effective January 1, 2001, on the ninetieth day) following the calendar quarter in which the first unpaid installment on such loan was due and unpaid.

* * * * *

X.
ADMINISTRATION OF THE PLAN

10.1	Appointment of Committee. The general administration of the Plan shall be vested in the Company. The Company may delegate certain duties to the Committee that shall be appointed by the Directors and shall consist of one or more persons. Any individual, whether or not an Employee, is eligible to become a member of the Committee. Each member of the Committee shall, before entering upon the performance of his duties, qualify by signing a consent to serve as a member of the Committee under and pursuant to the Plan and by filing such consent with the records of the Committee. For purposes of ERISA, the Company shall be the Plan “administrator” and the Committee shall be the “named fiduciary” with respect to the general administration of the Plan (except as to the investment of the assets of the Trust Fund).

10.2	Term, Vacancies, Resignation, and Removal. Each member of the Committee shall serve until he resigns, dies, or is removed by the Directors. At any time during his term of office, a member of the Committee may resign by giving written notice to the Directors and the Committee, such resignation to become effective upon the appointment of a substitute member or, if earlier, the lapse of thirty days after such notice is given as herein provided. At any time during his term of office, and for any reason, the Directors may remove a member of the Committee with or without cause, and the Directors may in their discretion fill any vacancy that may result therefrom. Any member of the Committee who is an Employee shall automatically cease to be a member of the Committee as of the date he ceases to be employed by the Employer and all Controlled Entities.

10.3	Officers, Records, and Procedures. The Committee may select officers and may appoint a secretary who need not be a member of the Committee. The Committee shall keep appropriate records of its proceedings and the administration of the Plan and shall make available for examination during business hours to any Participant or beneficiary such records as pertain to that individual’s interest in the Plan. The Committee shall designate the person or persons who shall be authorized to sign for the Committee and, upon such designation, the signature of such person or persons shall bind the Committee.

10.4	Meetings. The Committee shall hold meetings upon such notice and at such time and place as it may from time to time determine. Notice to a member shall not be required if waived in writing by that member. A majority of the members of the Committee duly appointed shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee at any meeting where a quorum is present shall be by vote of a majority of those present at such meeting and entitled to vote. Resolutions may be adopted or other action taken without a meeting upon written consent signed by all of the members of the Committee.

10.5	Self-Interest of Members. No member of the Committee shall have any right to vote or decide upon any matter relating solely to himself under the Plan or to vote in any case in which his individual right to claim any benefit under the Plan is particularly involved. In any case in which a Committee member is so disqualified to act and the remaining members cannot agree, the Directors shall appoint a temporary substitute member to exercise all the powers of the disqualified member concerning the matter in which he is disqualified.

10.6	Compensation and Bonding. The members of the Committee shall not receive compensation with respect to their services for the Committee. To the extent required by ERISA or other applicable law, or required by the Company, members of the Committee shall furnish bond or security for the performance of their duties hereunder.

10.7	Committee Powers and Duties. The Committee shall supervise the administration and enforcement of the Plan according to the terms and provisions hereof and shall have all powers necessary to accomplish these purposes, including, but not by way of limitation, the right, power, authority, and duty:

(a)	To make rules, regulations, and bylaws for the administration of the Plan that are not inconsistent with the terms and provisions hereof, provided such rules, regulations, and bylaws are evidenced in writing and copies thereof are delivered to the Trustee and to the Company, and to enforce the terms of the Plan and the rules and regulations promulgated thereunder by the Committee;

(b)	To construe in its discretion all terms, provisions, conditions, and limitations of the Plan, and, in all cases, the construction necessary for the Plan to qualify under the applicable provisions of the Code shall control;

(c)	To correct any defect or to supply any omission or to reconcile any inconsistency that may appear in the Plan in such manner and to such extent as it shall deem expedient in its discretion to effectuate the purposes of the Plan;

(d)	To employ and compensate such accountants, attorneys, investment advisors, and other agents, employees, and independent contractors as the Committee may deem necessary or advisable for the proper and efficient administration of the Plan;

(e)	To determine in its discretion all questions relating to eligibility;

(f)	To make a determination in its discretion as to the right of any person to a benefit under the Plan and to prescribe procedures to be followed by distributees in obtaining benefits hereunder;

(g)	To prepare, file, and distribute, in such manner as the Committee determines to be appropriate, such information and material as is required by the reporting and disclosure requirements of ERISA;

(h)	To furnish the Employer any information necessary for the preparation of such Employer’s tax return or other information that the Committee determines in its discretion is necessary for a legitimate purpose;

(i)	To require and obtain from the Employer and the Participants and their beneficiaries any information or data that the Committee determines is necessary for the proper administration of the Plan;

(j)	To instruct the Trustee as to the loans to Participants pursuant to the provisions of Article XII;

(k)	To instruct the Trustee as to the management, investment, and reinvestment of the Trust Fund as provided in the Trust Agreement;

(l)	To appoint investment managers;

(m)	To receive and review reports from the Trustee and from investment managers as to the financial condition of the Trust Fund, including its receipts and disbursements;

(n)	To review periodically the Plan’s short-term and long-term investment needs and goals and to communicate such needs and goals to the Trustee and any investment manager as frequently as the Committee, in its discretion, deems necessary for the proper administration of the Plan and Trust;

(o)	To establish or designate Investment Funds as investment options under the Plan as provided in Article V;

(p)	To determine in its discretion administrative expenses properly payable from the Plan and allocate the payment of such expenses from Participants’ Accounts or forfeitures.

(q)	To direct the Trustee as to the exercise of rights or privileges to acquire, convert, or exchange Company Stock pursuant to Article V; and

(r)	To amend the Plan in accordance with and to the extent provided in Article XIII.

10.8	Employer to Supply Information. The Employer shall supply full and timely information to the Committee, including, but not limited to, information relating to each Participant’s compensation, age, retirement, death, or other cause of termination of employment and such other pertinent facts as the Committee may require. The Employer shall advise the Trustee of such of the foregoing facts as are deemed necessary for the Trustee to carry out the Trustee’s duties under the Plan. When making a determination in connection with the Plan, the Committee shall be entitled to rely upon the aforesaid information furnished by the Employer.

10.9	Indemnification. The Company shall, to the extent permitted by law, indemnify and hold harmless each member of the Committee and each Employee who is a fiduciary or a delegate of the Committee against any and all expenses and liabilities arising out of his administrative functions or fiduciary responsibilities, including any expenses and liabilities that are caused by or result from an act or omission constituting the negligence of such individual in the performance of such functions or responsibilities, but excluding expenses and liabilities that are caused by or result from such individual’s own gross negligence or willful misconduct. Expenses against which such individual shall be indemnified hereunder shall include, without limitation, the amounts of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof.

10.10	Temporary Restrictions. In order to ensure an orderly transition in the transfer of assets to or from the Trust Fund associated with a merger or spin-off of the Plan, a merger of another qualified plan into the Plan, a transfer of assets from another qualified plan to the Plan, a change in Trustee or record keeper, or other similar activity, the Committee in its discretion may temporarily prohibit or restrict withdrawals, loans, changes to contribution elections, changes of investment designation, or such other activity as the Committee deems appropriate; provided, however, that any such temporary prohibition or restriction shall be in compliance with all applicable law.

* * * * *

XI.
TRUSTEE AND ADMINISTRATION OF TRUST FUND

11.1	Appointment, Resignation, Removal, and Replacement of Trustee. The Trustee shall be appointed, removed, and replaced by and in the sole discretion of the Directors. The Trustee shall be the “named fiduciary” with respect to investment of the Trust Fund’s assets.

11.2	Trust Agreement. As a means of administering the assets of the Plan, the Company has entered into a Trust Agreement with the Trustee. The Trust Agreement shall govern the administration of the assets of the Plan and the duties, obligations, and responsibilities of the Trustee. The Trust Agreement may be amended from time to time as the Company deems advisable in order to effectuate the purposes of the Plan. The Trust Agreement is incorporated herein by reference and thereby made a part of the Plan.

11.3	Payment of Expenses. All expenses incident to the administration of the Plan and Trust, including but not limited to, legal, accounting, Trustee fees, direct expenses of the Employer and the Committee incurred in the administration of the Plan, and the cost of furnishing any bond or security required of the Committee, shall be paid by the Trustee from the Trust Fund, and, until paid, shall constitute a claim against the Trust Fund that is paramount to the claims of Participants and beneficiaries; provided, however, that (i) the obligation of the Trustee to pay such expenses from the Trust Fund shall cease to exist to the extent such expenses are paid by the Employer and (ii) in the event the Trustee’s compensation is to be paid, pursuant to this Section, from the Trust Fund, any individual serving as Trustee who already receives full-time pay from an Employer or an association of Employers whose employees are Participants, or from an employee organization whose members are Participants, shall not receive any additional compensation for serving as Trustee. This Section shall be deemed to be a part of any contract to provide for expenses of Plan and Trust administration, whether or not the signatory to such contract is, as a matter of convenience, the Employer.

11.4	Trust Fund Property. All income, profits, recoveries, contributions, forfeitures, and any and all moneys, securities, and properties of any kind at any time received or held by the Trustee hereunder shall be held for investment purposes as a commingled Trust Fund. The Committee shall maintain Accounts in the name of each Participant, but the maintenance of an Account designated as the Account of a Participant shall not mean that such Participant shall have a greater or lesser interest than that due him by operation of the Plan and shall not be considered as segregating any funds or property from any other funds or property contained in the commingled fund. No Participant shall have any title to any specific asset in the Trust Fund.

11.5	Distributions from Participants’ Accounts. Distributions from a Participant’s Accounts shall be made by the Trustee only if, when, and in the amount and manner directed in writing by the Committee. Any distribution made to a Participant or for his benefit shall be debited to such Participant’s Account or Accounts. All distributions hereunder shall be made in cash except as otherwise specifically provided herein.

11.6	Payments Solely from Trust Fund. All benefits payable under the Plan shall be paid or provided for solely from the Trust Fund, and neither the Employer nor the Trustee assumes any liability or responsibility for the adequacy thereof. The Committee or the Trustee may require execution and delivery of such instruments as are deemed necessary to ensure proper payment of any benefits.

11.7	No Benefits to the Employer. No part of the corpus or income of the Trust Fund shall be used for any purpose other than the exclusive purpose of providing benefits for the Participants and their beneficiaries and of defraying reasonable expenses of administering the Plan and Trust. Anything to the contrary herein notwithstanding, the Plan shall not be construed to vest any rights in the Employer other than those specifically given hereunder.

* * * * *

XII.
FIDUCIARY PROVISIONS

12.1	Article Controls. This Article shall control over any contrary, inconsistent or ambiguous provisions contained in the Plan.

12.2	General Allocation of Fiduciary Duties. Each fiduciary with respect to the Plan shall have only those specific powers, duties, responsibilities and obligations as are specifically given him under the Plan. The Directors shall have the sole authority to appoint and remove the Trustee and members of the Committee. Except as otherwise specifically provided herein, the Committee shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described herein. Except as otherwise specifically provided herein and in the Trust Agreement, the Trustee shall have the sole responsibility for the administration, investment, and management of the assets held under the Plan. It is intended under the Plan that each fiduciary shall be responsible for the proper exercise of his or its own powers, duties, responsibilities, and obligations hereunder and shall not be responsible for any act or failure to act of another fiduciary except to the extent provided by law or as specifically provided herein.

12.3	Fiduciary Duty. Each fiduciary under the Plan, including, but not limited to, the Committee and the Trustee as “named fiduciaries,” shall discharge his duties and responsibilities with respect to the Plan:

(a)	Solely in the interest of the Participants, for the exclusive purpose of providing benefits to Participants and their beneficiaries and of defraying reasonable expenses of administering the Plan and Trust;

(b)	With the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

(c)	By diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is prudent not to do so; and

(d)	In accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with applicable law.

No fiduciary shall cause the Plan or Trust Fund to enter into a “prohibited transaction” as provided in Code Section 4975 or section 406 of ERISA.

12.4	Delegation of Fiduciary Duties. The Committee may appoint subcommittees, individuals, or any other agents as it deems advisable and may delegate to any of such appointees any or all of the powers and duties of the Committee. Such appointment and delegation must specify in writing the powers or duties being delegated, and must be accepted in writing by the delegatee. Upon such appointment, delegation, and acceptance, the delegating Committee members shall have no liability for the acts or omissions of any such delegatee, as long as the delegating Committee members do not violate any fiduciary responsibility in making or continuing such delegation.

12.5	Investment Manager.

(a)	The Committee may, in its sole discretion, appoint an “investment manager” with power to manage, acquire or dispose of any asset of the Plan and to direct the Trustee in this regard, so long as:

(1)	The investment manager is (i) registered as an investment adviser under the Investment Advisers Act of 1940; (ii) not registered as an investment adviser under such Act by reason of paragraph (i) of section 203A(a) of such Act but is registered as an investment adviser under the laws of the state (referred to in such section 203A(a) in which it maintains its principal office and place of business, and, at the time it last filed the registration form most recently filed by it with such state in order to maintain its registration under the laws of such state, also filed a copy of such form with the Secretary of Labor; (iii) a bank, as defined in Act; or (iv) an insurance company qualified to do business under the laws of more than one state; and

(2)	Such investment manager acknowledges in writing that he or it is a fiduciary with respect to the Plan.

(b)	Upon the appointment of an investment manager pursuant to Subsection 12.5(a), the Committee shall not be liable for the acts of the investment manager, as long as the Committee members do not violate any fiduciary responsibility in making or continuing such appointment. The Trustee shall follow the directions of such investment manager and shall not be liable for the acts or omissions of such investment manager. The Committee may, in its sole discretion, remove an investment manager at any time.

* * * * *

XIII.
AMENDMENTS

13.1	Right to Amend. Subject to Section 13.2 and any other limitations contained in ERISA or the Code, the Directors may from time to time amend, in whole or in part, any or all of the provisions of the Plan on behalf of the Company and all Employers. Specifically, but not by way of limitation, the Directors may make any amendment necessary to acquire or maintain the Plan’s qualified status under the Code, whether or not retroactive.

13.2	Limitation on Amendments. No amendment of the Plan shall be made that would vest in the Employer, directly or indirectly, any interest in or control of the Trust Fund. No amendment shall be made that would vary the Plan’s exclusive purpose of providing benefits to Participants and their beneficiaries and of defraying reasonable expenses of administering the Plan or that would permit the diversion of any part of the Trust Fund from that exclusive purpose. No amendment shall be made that would reduce any then nonforfeitable interest of a Participant. No amendment shall increase the duties or responsibilities of the Trustee unless the Trustee consents thereto in writing.

* * * * *

XIV.
DISCONTINUANCE OF CONTRIBUTIONS, TERMINATION, PARTIAL
TERMINATION, AND MERGER OR CONSOLIDATION

14.1	Right to Discontinue Contributions, Terminate, or Partially Terminate. The Employer has established the Plan with the bona fide intention and expectation that from year to year it will be able to, and will deem it advisable to, make its contributions as herein provided. However, the Directors realize that circumstances not now foreseen, or circumstances beyond its control, may make it either impossible or inadvisable for the Employer to continue to make its contributions to the Plan. Therefore, the Directors shall have the right and the power to discontinue contributions to the Plan, terminate the Plan, or partially terminate the Plan at any time hereafter. Each member of the Committee and the Trustee shall be notified of such discontinuance, termination, or partial termination.

14.2	Procedure in the Event of Discontinuance of Contributions, Termination, or Partial Termination.

(a)	If the Plan is amended so as to permanently discontinue Employer Contributions, or if Employer Contributions are in fact permanently discontinued, the Vested Interest of each affected Participant shall be 100%, effective as required by the Code and applicable Treasury Regulations. In case of such discontinuance, the Committee shall remain in existence and all other provisions of the Plan that are necessary, in the opinion of the Committee, for equitable operation of the Plan shall remain in force.

(b)	If the Plan is terminated or partially terminated, the Vested Interest of each affected Participant shall be 100%, effective as of the termination date or partial termination date, as applicable. Unless the Plan is otherwise amended prior to dissolution of the Company, the Plan shall terminate as of the date of dissolution of the Company.

(c)	Upon discontinuance of contributions, termination, or partial termination, any previously unallocated contributions, forfeitures, and net income (or net loss) shall be allocated among the Accounts of the Participants on such date of discontinuance, termination, or partial termination according to the provisions of Article IV. Thereafter, the net income (or net loss) shall continue to be allocated to the Accounts of the Participants until the balances of the Accounts are distributed.

(d)	In the case of a termination or partial termination of the Plan, and in the absence of a Plan amendment to the contrary, the Trustee shall pay the balance of the Accounts of a Participant for whom the Plan is so terminated, or who is affected by such partial termination, to such Participant, subject to the time of payment, form of payment, and consent provisions of Article VIII.

14.3	Merger, Consolidation, or Transfer. This Plan and Trust Fund may not merge or consolidate with, or transfer its assets or liabilities to, any other plan, unless immediately thereafter each Participant would, in the event such other plan terminated, be entitled to a benefit equal to or greater than the benefit to which he would have been entitled if the Plan were terminated immediately before the merger, consolidation, or transfer.

* * * * *

XV.
PARTICIPATING EMPLOYERS

15.1	Designation of Other Employers.

(a)	The Committee may designate any entity or organization eligible by law to participate in the Plan and the Trust as an Employer by written instrument delivered to the Secretary of the Company, the Trustee, and the designated Employer. Such written instrument (i) shall specify the effective date of such designated participation, (ii) may incorporate specific provisions relating to the operation of the Plan that apply to the designated Employer only, (iii) may designate that certain Employees are Eligible Employees, and (iv) shall become, as to such designated Employer and its Employees, a part of the Plan and the Trust Agreement.

(b)	Each designated Employer shall be conclusively presumed to have consented to its designation and to have agreed to be bound by the terms of the Plan and Trust Agreement and any and all amendments thereto upon its submission of information to the Committee required by the terms of or with respect to the Plan or upon making a contribution to the Trust Fund pursuant to the terms of the Plan; provided, however, that the terms of the Plan may be modified so as to increase the obligations of an Employer only with the consent of such Employer, which consent shall be conclusively presumed to have been given by such Employer upon its submission of any information to the Committee required by the terms of or with respect to the Plan or upon making a contribution to the Trust Fund pursuant to the terms of the Plan following notice of such modification.

(c)	The provisions of the Plan and the Trust Agreement shall apply separately and equally to each Employer and its Employees in the same manner as is expressly provided for the Company and its Employees, except that the power to appoint or otherwise affect the Committee or the Trustee and the power to amend or terminate the Plan and Trust Agreement shall be exercised by the Directors, or by the Committee, if applicable, and, in the case of Employers that are Controlled Entities, Employer Retirement Savings Contributions to be allocated pursuant to Subsection 4.2(d) shall be allocated on an aggregate basis among the Participants employed by all Employers; provided, however, that each Employer shall contribute to the Trust Fund its share of the Employer Retirement Savings Contribution for a Plan Year based on the Participants in its employ during such Plan Year who will receive such contribution for such Plan Year.

(d)	Transfer of employment among Employers shall not be considered a termination of employment hereunder, and Service with one shall be considered as Service with all others.

(e)	Any Employer may, by appropriate action of its board of directors or noncorporate counterpart communicated in writing to the Secretary of the Company, the Trustee, and the Committee, terminate its participation in the Plan and the Trust. Moreover, the Committee may, in its discretion, terminate an Employer’s Plan and Trust participation at any time by written instrument delivered to the Secretary of the Company and the designated Employer.

15.2	Single Plan. For purposes of the Code and ERISA, the Plan as adopted by the Employers shall constitute a single plan rather than a separate plan of each Employer. All assets in the Trust Fund shall be available to pay benefits to all Participants and their beneficiaries.

* * * * *

XVI.
MISCELLANEOUS PROVISIONS

16.1	Not Contract of Employment. The adoption and maintenance of the Plan shall not be deemed to be either a contract between the Employer and any person or consideration for the employment of any person. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Employer or to restrict the right of the Employer to discharge any person at any time, nor shall the Plan be deemed to give the Employer the right to require any person to remain in the employ of the Employer or to restrict any person’s right to terminate his employment at any time.

16.2	Alienation of Interest Forbidden. Except as otherwise provided with respect to “qualified domestic relations orders” and certain judgments and settlements pursuant to section 206(d) of ERISA and Code Sections 401(a)(13) and 414(p), and except as otherwise provided under other applicable law, no right or interest of any kind in any benefit shall be transferable or assignable by any Participant or any beneficiary or be subject to anticipation, adjustment, alienation, encumbrance, garnishment, attachment, execution, or levy of any kind. Plan provisions to the contrary notwithstanding, the Committee shall comply with the terms and provisions of any “qualified domestic relations order,” including an order that requires distributions to an alternate payee prior to a Participant’s “earliest retirement age” as such term is defined in section 206(d)(3)(E)(ii) of ERISA and Code Section 414(p)(4)(B), and shall establish an appropriate procedure to effect the same, which procedure shall be incorporated herein by reference.

16.3	Uniformed Services Employment and Reemployment Rights Act Requirements. Notwithstanding any provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

16.4	Payments to Minors and Incompetents. If a Participant or beneficiary entitled to receive a benefit under the Plan is a minor, or is determined by the Committee in its discretion to be incompetent, or is adjudged by a court of competent jurisdiction to be legally incapable of giving valid receipt and discharge for a benefit provided under the Plan, the Committee may pay such benefit to the duly appointed guardian or conservator of such Participant or beneficiary for the account of such Participant or beneficiary. If no guardian or conservator has been appointed for such Participant or beneficiary, the Committee may pay such benefit to any third party who is determined by the Committee, in its sole discretion, to be authorized to receive such benefit for the account of such Participant or beneficiary. Such payment shall operate as a full discharge of all liabilities and obligations of the Committee, the Trustee, the Employer, and any fiduciary of the Plan with respect to such benefit.

16.5	Acquisition and Holding of Company Stock. The Plan is specifically authorized to acquire and hold up to 100% of its assets in Company Stock so long as Company Stock is a “qualifying employer security,” as such term is defined in section 407(d)(e) of ERISA.

16.6	Participant’s and Beneficiary’s Addresses. It shall be the affirmative duty of each Participant to inform the Committee of, and to keep on file with the Committee, his current mailing address and the current mailing address of his designated beneficiary. If a Participant fails to keep the Committee informed of his current mailing address and the current mailing address of his designated beneficiary, neither the Committee, the Trustee, the Employer, nor any fiduciary under the Plan shall be responsible for any late or lost payment of a benefit or for failure of any notice to be provided timely under the terms of the Plan.

16.7	Severability. If any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof. In such case, each provision shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

16.8	Jurisdiction. The situs of the Plan and the Trust hereby created is Texas. All provisions of the Plan shall be construed in accordance with the laws of Texas except to the extent preempted by federal law.

16.9	Incorrect Information or Error. Any contrary provisions of the Plan notwithstanding, if, because of a human or systems error, or because of incorrect information provided by or correct information failed to be provided by, fraud, misrepresentation, or concealment of any relevant fact (as determined by the Committee) by any person, the Plan enrolls any individual, pays any benefit, incurs a liability, or makes any overpayment or erroneous payment, the Plan shall be entitled to recover from such person the benefit paid or the liability incurred, together with all expenses incidental to or necessary for such recovery.

16.10	Merged Plans. Notwithstanding any provision of the Plan to the contrary, the Plan shall comply with the terms of each amendment and merger document, which is listed on Appendix A and attached thereto, providing for the merger of another plan with and into the Plan, the provisions of which shall include, without limitation, the preservation of all optional forms of benefits and other rights and features under such other plan, as required to be preserved pursuant to Code Section 411(d)(6) and applicable Treasury regulations issued thereunder, and the preservation of certain vesting rights under such other plan, but only to the extent that, when the terms of such amendment conflict with the terms of the Plan as amended after the adoption of such amendment and merger document, such compliance is required by law.

* * * * *

XVII.
TOP-HEAVY STATUS

17.1	Article Controls. Any Plan provisions to the contrary notwithstanding, the provisions of this Article shall control to the extent required to cause the Plan to comply with the requirements imposed under Code Section 416.

17.2	Definitions. For purposes of this Article, the following terms and phrases when capitalized shall have these respective meanings notwithstanding that any such term or phrase may have a different meaning ascribed to it elsewhere in the Plan:

(a)	Account Balance: As of any Valuation Date, the aggregate amount credited to an individual’s account or accounts under a qualified defined contribution plan maintained by the Employer or a Controlled Entity (excluding employee contributions that were deductible within the meaning of Code Section 219 and rollover or transfer contributions made after December 31, 1983, by or on behalf of such individual to such plan from another qualified plan sponsored by an entity other than the Employer or a Controlled Entity), increased by (i) the aggregate distributions made to such individual from such plan during a five-year period ending on the Determination Date and (ii) the amount of any contributions due as of the Determination Date immediately following such Valuation Date.

(b)	Accrued Benefit: As of any Valuation Date, the present value (computed on the basis of the Assumptions) of the cumulative accrued benefit (excluding the portion thereof that is attributable to employee contributions that were deductible pursuant to Code Section 219, to rollover or transfer contributions made after December 31, 1983, by or on behalf of such individual to such plan from another qualified plan sponsored by an entity other than the Employer or a Controlled Entity, to proportional subsidies or to ancillary benefits) of an individual under a qualified defined benefit plan maintained by the Employer or a Controlled Entity, increased by (i) the aggregate distributions made to such individual from such plan during a five-year period ending on the Determination Date and (ii) the estimated benefit accrued by such individual between such Valuation Date and the Determination Date immediately following such Valuation Date. Solely for the purpose of determining top-heavy status, the Accrued Benefit of an individual shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all qualified defined benefit plans maintained by the Employer and the Controlled Entities or (B) if there is no such method, as if such benefit accrued not more rapidly than under the slowest accrual rate permitted under Code Section 411(b)(1)(C).

(c)	Aggregation Group: The group of qualified plans maintained by the Employer and each Controlled Entity consisting of (i) each plan in which a Key Employee participates and each other plan that enables a plan in which a Key Employee participates to meet the requirements of Code Section 401(a)(4) or 410 or (ii) each plan in which a Key Employee participates, each other plan that enables a plan in which a Key Employee participates to meet the requirements of Code

Section 401(a)(4) or 410, and any other plan that the Employer elects to include as a part of such group; provided, however, that the Employer may elect to include a plan in such group only if the group will continue to meet the requirements of Code Sections 401(a)(4) and 410 with such plan being taken into account.

(d)	Assumptions: The interest rate and mortality assumptions specified for top-heavy status determination purposes in any defined benefit plan included in the Aggregation Group that includes the Plan.

(e)	Determination Date: For the first Plan Year of any plan, the last day of such Plan Year and for each subsequent Plan Year of such plan, the last day of the preceding Plan Year.

(f)	Key Employee: A “key employee” as defined in Code Section 416(i) and the Treasury regulations thereunder.

(g)	Plan Year: With respect to any plan, the annual accounting period used by such plan for annual reporting purposes.

(h)	Remuneration: Compensation as defined in Article I.

(i)	Valuation Date: With respect to any Plan Year of any defined contribution plan, the most recent date within the twelve-month period ending on a Determination Date as of which the trust fund established under such plan was valued and the net income (or loss) thereof allocated to participants’ accounts. With respect to any Plan Year of any defined benefit plan, the most recent date within a twelve-month period ending on a Determination Date as of which the plan assets were valued for purposes of computing plan costs for purposes of the requirements imposed under Code Section 412.

17.3	Top-Heavy Status. The Plan shall be deemed to be top-heavy for a Plan Year if, as of the Determination Date for such Plan Year, (i) the sum of Account Balances of Participants who are Key Employees exceeds 60% of the sum of Account Balances of all Participants unless an Aggregation Group including the Plan is not top-heavy or (ii) an Aggregation Group including the Plan is top-heavy. An Aggregation Group shall be deemed to be top-heavy as of a Determination Date if the sum (computed in accordance with Code Section 416(g)(2)(B) and the Treasury regulations promulgated thereunder) of (i) the Account Balances of Key Employees under all defined contribution plans included in the Aggregation Group and (ii) the Accrued Benefits of Key Employees under all defined benefit plans included in the Aggregation Group exceeds 60% of the sum of the Account Balances and the Accrued Benefits of all individuals under such plans. Notwithstanding the foregoing, the Account Balances and Accrued Benefits of individuals who are not Key Employees in any Plan Year but who were Key Employees in any prior Plan Year shall not be considered in determining the top-heavy status of the Plan for such Plan Year. Further, notwithstanding the foregoing, the Account Balances and Accrued Benefits of individuals who have not performed services for the Employer or any Controlled Entity at any time during the five-year period ending on the applicable Determination Date shall not be considered.

17.4	Top-Heavy Vesting Schedule. If the Plan is determined to be top-heavy for a Plan Year, the Vested Interest in the Employer Contribution Account of each Participant who is credited with an Hour of Service during such Plan Year shall be determined in accordance with the following schedule:

Years of Vesting Service		Vested Interest
Less than	1 year	0%
	1 year	20%
	2 years	40%
	3 years	60%
	4 years	80%
	5 years or more	100%

17.5	Top-Heavy Contribution.

(a)	If the Plan is determined to be top-heavy for a Plan Year, the Employer shall contribute to the Plan for such Plan Year on behalf of each Participant who is not a Key Employee and who has not terminated his employment as of the last day of such Plan Year an amount equal to:

(b)	The lesser of (i) 3% of such Participant’s Remuneration for such Plan Year or (ii) a percent of such Participant’s Remuneration for such Plan Year equal to the greatest percent determined by dividing for each Key Employee the amounts allocated to such Key Employee’s Salary Reduction Contribution Account and Employer Contribution Account for such Plan Year by such Key Employee’s Remuneration; reduced by

(c)	The amount of Employer Retirement Savings Contributions allocated to such Participant’s Employer Contribution Account for such Plan Year.

(1)	The minimum contribution required to be made for a Plan Year pursuant to this Section for a Participant employed on the last day of such Plan Year shall be made regardless of whether such Participant is otherwise ineligible to receive an allocation of the Employer’s contributions for such Plan Year.

(2)	Notwithstanding the foregoing, if the Plan is deemed to be top-heavy for a Plan Year, the Employer’s contribution for such Plan Year pursuant to this Section shall be increased by substituting “4%” in lieu of “3%” in Clause (i) hereof to the extent that the Directors determine to so increase such contribution to comply with the provisions of Code Section 416(h)(2).

(d)	Notwithstanding the foregoing, no contribution shall be made pursuant to this Section for a Plan Year with respect to a Participant who is a participant in another defined contribution plan sponsored by the Employer or a Controlled

Entity if such Participant receives under such other defined contribution plan (for the plan year of such plan ending with or within the Plan Year of the Plan) a contribution that is equal to or greater than the minimum contribution required by Code Section 416(c)(2).

(e)	Notwithstanding the foregoing, no contribution shall be made pursuant to this Section for a Plan Year with respect to a Participant who is a participant in a defined benefit plan sponsored by the Employer or a Controlled Entity if such Participant accrues under such defined benefit plan (for the plan year of such plan ending with or within the Plan Year of this Plan) a benefit that is at least equal to the benefit described in Code Section 416(c)(1). If the preceding sentence is not applicable, the requirements of this Section shall be met by providing a minimum benefit under such defined benefit plan which, when considered with the benefit provided under the Plan as an offset, is at least equal to the benefit described in Code Section 416(c)(1).

17.6	Termination of Top-Heavy Status. If the Plan has been deemed to be top-heavy for one or more Plan Years and thereafter ceases to be top-heavy, the provisions of this Article shall cease to apply to the Plan effective as of the Determination Date on which it is determined no longer to be top-heavy. Notwithstanding the foregoing, the Vested Interest of each Participant as of such Determination Date shall not be reduced and, with respect to each Participant who has three or more years of Vesting Service on such Determination Date, the Vested Interest of each such Participant shall continue to be determined in accordance with the schedule Article VII.

17.7	Effect of Article. Notwithstanding anything contained herein to the contrary, the provisions of this Article shall automatically become inoperative and of no effect to the extent not required by the Code or ERISA.

* * * * *

XVIII.
EGTRRA PROVISIONS

18.1	General. This Article reflects certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”). This Article is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and the guidance issued thereunder. This Article shall, to the extent not otherwise consistent, supercede the foregoing provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Article.

18.2	Amendment to Provisions Governing Code Section 415 Limitation. Except to the extent permitted under Section 18.8 below and Code Section 414(v), if applicable, the annual addition that may be contributed or allocated to a participant’s account under the Plan for any limitation year shall not exceed the lesser of:

(a)	$40,000, as adjusted for increases in the cost-of-living under Code Section 415(d), or

(b)	100 percent of the participant’s compensation, within the meaning of Code Section 415(c)(3), for the limitation year.

The compensation limit referred to in (b) above shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or 419A(f)(2)), which is otherwise treated as an annual addition. This Section shall be effective for limitation years beginning after December 31, 2001. (For clarity, the language of this provision also is incorporated in Section 4.6(c) above.)

18.3	Increase in Compensation Limit. The annual compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B). Annual compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year. (For clarity, the language of this provision is incorporated in Section 1.1(g) above.)

18.4	Modification Of Top-Heavy Rules. This Section shall apply for purposes of determining whether the Plan is a top-heavy plan under Code Section 416(g) for plan years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Code Section 416(c) for such years. This Section amends the top-heavy provisions of the Plan.

(a)	“Key employee” shall mean any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Code Section 415(c)(3). The determination of who is a key employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

(b)	The following provisions shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

(1)	The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(2)	The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

(c)	Matching contributions. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

18.5	Amendment to Direct Rollover Rules.

(a)	For purposes of the direct rollover provisions of the Plan, an eligible retirement plan shall also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p).

(b)	For purposes of the direct rollover provisions of the Plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

(c)	For purposes of the direct rollover provisions in the Plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions that are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Sections 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

18.6	Rollovers from Other Plans. The Employer, operationally and on a nondiscriminatory basis, may limit the source of rollover contributions that may be accepted by this Plan.

18.7	Rollovers Disregarded in Involuntary Distributions. This Section shall be effective for distributions made after December 31, 2001, and shall apply to all participants. For purposes of the Sections of the Plan that provide for the involuntary distribution of vested accrued benefits of $5,000 or less, the value of a Participant’s nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16). If the value of the participant’s nonforfeitable account balance as so determined is $5,000 or less, then the Plan shall immediately distribute the participant’s entire nonforfeitable account balance.

18.8	Amendment to the Contribution Provisions of the Plan

(a)	Effective January 1, 2002, all employees who are eligible to make elective deferrals under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code Section 414(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such catch-up contributions.

(b)	The multiple use test described in Treasury Regulation Section 1.401(m)-2 and the Plan shall not apply for plan years beginning after December 31, 2001.

(c)	No participant shall be permitted to have elective deferrals made under this Plan, or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in Code Section 402(g) in effect for such taxable year, except to the extent permitted under Subsection (a) above and Code Section 414(v), if applicable.

(d)	The election made pursuant to this Section shall be submitted as a separate election from a Participant’s deferral election for Salary Reduction Contributions under Section 3.1 above.

18.9	Suspension Period Following Hardship Distribution. A participant who receives a distribution of elective deferrals after December 31, 2001, on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the employer for 6 months after receipt of the distribution. A participant who receives a distribution of elective deferrals in calendar year 2001 on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the employer for the period specified in Section 6.2 above. (For clarity, the language of this provision is incorporated in Section 6.2(c) above.)

18.10	Distributions following a Severance from Employment. A participant’s elective deferrals, qualified nonelective contributions, qualified matching contributions, and earnings attributable to these contributions shall be distributed on account of the participant’s severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

Executed this 19th day of December, 2003.

Dell Inc.

By:	/s/ KATHLEEN ANGEL

Kathleen Angel, Director of Global Benefits & International Compensation